Exhibit 2.1

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The following constitutes the ruling of the court and has the force and effect therein described.

Signed August 2, 2024

United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: EBIX, INC., et al.[1] Debtors.	Chapter 11 Case No. 23-80004 (SWE) (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER

(I) CONFIRMING THE THIRD AMENDED JOINT CHAPTER 11 PLAN OF

EBIX, INC. AND ITS DEBTOR AFFILIATES AND (II) GRANTING RELATED RELIEF

The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:

a.	commenced, on December 17, 2023 (the “Petition Date”), voluntary petitions for relief under chapter 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Ebix, Inc. (1975), Vertex, Incorporated. (6295), P.B. Systems, Inc. (9074), Ebix Consulting, Inc. (6666), Ebix US, LLC (N/A), Facts Services, Inc. (1348), Doctors Exchange, Inc. (N/A), Ebix International LLC (N/A), Agency Solutions.com, LLC d/b/a Health Connect LLC (N/A), ConfirmNet Corporation (2737), A.D.A.M., Inc. (8070), and Ebix Latin America, LLC (N/A). The Debtors’ mailing address is 1 Ebix Way, Johns Creek, Georgia 30097.

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Code”)[2] in the United States Bankruptcy Court for the Northern District of Texas (the “Court”) (collectively, the “Chapter 11 Cases”);

b.	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

c.

filed, on December 18, 2023, the Debtors’ Emergency Motion for Entry of an Order (I)(A) Approving the Bid Procedures, (B) Approving the Debtors’ Entry Into the Stalking Horse APA and Approving Bid Protections, (C) Scheduling Auction and Sale Hearing, (D) Approving the Form and Manner of Notices Relating to the Sale Transaction, (E) Approving Assumption and Assignment Procedures; (II) Authorizing the Sale Transaction, and (III) Granting Related Relief [Docket No. 43];

d.

obtained, on January 18, 2024, an Order (I)(A) Approving Bid Procedures; (B) Approving the Debtors’ Entry Into the Stalking Horse APA and Approving Bid Protections; (C) Scheduling Auction and Sale Hearing; (D) Approving the Form and Manner of Notices Relating to the Sale Transaction; (E) Approving Assumption and Assignment Procedures; and (II) Granting Related Relief [Docket No. 199];

e.

executed, on December 18, 2023, that certain Asset Purchase Agreement, dated as of December 18, 2023, by and between Zinnia Distributor Solutions LLC, a Delaware limited liability company and the Debtors;

f.

filed, on March 11, 2024, the Debtors’ Motion for Entry of an Order (i) Approving Bid Procedures for Non-L&A Assets, Equity, and Plan Sponsorship Rights and Authorizing the Sale Transactions; (ii) Approving Notices in Connection with the Transactions; and (iii) Granting Related Relief [Docket No. 431] (the “Non-L&A Sale Motion”);

g.

filed, on March 22, 2024, (i) the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Forms of Ballots and Notices in Connection with Confirmation of the Plan, (III) Scheduling Certain Dates with Respect Thereto, and (IV) Granting Related Relief [Docket No. 466] and (ii) the Joint Chapter 11 Plan of Ebix, Inc. and its Debtor Affiliates [Docket No. 467];

h.	filed, on March 23, 2024, the Disclosure Statement for the Joint Chapter 11 Plan of Ebix, Inc. and its Debtor Affiliates [Docket No. 468];

i.

obtained, on April 16, 2024, an Order (I) Approving Bid Procedures for Non-L&A Assets, Equity, and Plan Sponsorship Rights and Authorizing the Sale Transactions; (II) Approving Notices in Connection with the Transaction; and (III) Granting Related Relief [Docket No. 514] (the “Non-L&A Bid Procedures Order”);

[2]

A detailed description of the Debtors, their business, and the facts and circumstances surrounding these Chapter 11 Cases, is set forth in greater detail in the Declaration of Amit K. Garg, Chief Financial Officer of Ebix, Inc., in Support of the Chapter 11 Petitions and First Day Motions [Docket No. 16].

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j.

executed, on June 12, 2024, that certain Plan Support Agreement, by and among the consortium of Eraaya Lifespaces Limited, Vikas Lifecare Limited, and Vitasta Software India Private Limited and/or one or more of their designees (collectively, the “Plan Sponsor”) and the Debtors;

k.	conducted, on June 20, 2024, the auction (the “Auction”) in accordance with the Non- L&A Bid Procedures Order;

l.

filed, on June 26, 2024, the Notice of First Amended Chapter 11 Plan [Docket No. 686] and Notice of First Amended Disclosure Statement [Docket No. 687] (together with all exhibits thereto, as may be amended, modified, or supplemented, the “Disclosure Statement”);

m.

filed, on June 26, 2024, the Notice of Designation of Successful Bid and Back-Up Bid and Adjournment of Sale Hearing to July 30, 2024 [Docket No. 684] designating the Plan Sponsor as the Successful Bidder (as defined in the Non-L&A Sale Motion);

n.

obtained, on June 27, 2024, an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Forms of Ballots and Notices in Connection with Confirmation of the Plan, (III) Scheduling Dates with Respect Thereto, and (VI) Granting Related Relief [Docket No. 696] (the “Disclosure Statement Order”) approving the Disclosure Statement and approving the solicitation procedures (the “Solicitation Procedures”) and related notices, forms, and ballots (collectively, the “Solicitation Package”);

o.

caused, on June 29, 2024, through Omni Agent Solutions, Inc. (the “Claims and Balloting Agent”), the transmittal of the notices of non-voting status (the “Non-Voting Status Notice”) and the notice of Confirmation Hearing (the “Confirmation Hearing Notice”) to Holders of Claims and Interests as described in the Certificate of Service [Docket Nos. 759, 760] (the “Certificate of Service”), in accordance with the Disclosure Statement Order;

p.

caused, on July 1, 2024, the Claims and Balloting Agent to publish the Confirmation Hearing Notice in The New York Times, as evidenced by the Proof of Publication [Docket No. 713] (the “Publication Affidavit”);

q.	filed, on July 16, 2024, the Notice of Filing of Plan Supplement [Docket No. 754 (as amended, restated, or modified, the “Plan Supplement”)];

r.	filed, on July 24, 2024, Notice of Filing of Liquidation Analysis [Docket No. 793];

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s.

filed, on July 28, 2024, the Notice of Filing of Second Amended Joint Chapter 11 Plan of Ebix, Inc. and its Debtor Affiliates [Docket No. 816] (as may be amended, modified, or supplemented, the “Plan”);[3]

t.

filed, on July 28, 2024, that certain Second Amended Plan Support Agreement, dated as of July 22, 2024, by and between the Plan Sponsor and the Debtors [Docket No. 817] (as amended from time to time, including on June 26, 2024 and July 22, 2024, and as may be further amended, modified, and/or supplemented from time to time, the “Stalking Horse Plan Support Agreement”);

u.

filed, on July 29, 2024, the Debtors’ Memorandum of Law in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Liquidation of Ebix, Inc. and its Debtor Affiliates [Docket No. 822] (the “Confirmation Brief”);

v.	filed, on July 29, 2024, the Notice of Filing of Second Plan Supplement [Docket No. 823] (as amended, restated, or modified, the “Second Plan Supplement”)];

w.

caused, on July 29, 2024, the Claims and Balloting Agent to file the Declaration of Jeriad R. Paul of Omni Agent Solutions, Inc. Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the First Amended Joint Chapter 11 Plan of Ebix, Inc., and its Debtor Affiliates [Docket No. 824] (the “Voting Declaration”);

x.

filed, on July 29, 2024, the Declaration of Richard Morgner in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Liquidation of Ebix, Inc. and its Debtor Affiliates [Docket No. 825] (the “Morgner Declaration”); and

y.

filed, on July 29, 2024, the Declaration of Peter D. Fitzsimmons in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Liquidation of Ebix, Inc. and its Debtor Affiliates [Docket No. 826] (the “Fitzsimmons Declaration”).

And the Plan Sponsor having filed, on July 29, 2024, the Declaration of Robin Raina [Docket No. 827] (the “Raina Declaration”);

And this Court having:

z.	set July 25, 2024 at 4:00 p.m., prevailing Central Time, as the deadline to file and serve objections to confirmation of the Plan (the “Plan Objection Deadline”);

aa.

set July 30, 2024, at 1:30 p.m., prevailing Central Time, as the date and time for the commencement of the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

[3]

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and Disclosure Statement or the Disclosure Statement Order (defined below), as applicable. The rules of interpretation set forth in Article I.B of the Plan shall apply to this Confirmation Order.

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bb.

reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Voting Declaration, the Raina Declaration, the Morgner Declaration, the Fitzsimmons Declaration, the Confirmation Brief, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

cc.	held (i) the Confirmation Hearing on July 30, 2024 and (ii) a hearing on the ruling on the Confirmation of the Plan on August 2, 2024;

dd.	heard the statements, arguments, and objections made by counsel in respect of Confirmation;

ee.	considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation;

ff.	overruled any objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated; and

gg.

taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases and all evidence proffered or adduced and all arguments made at the hearings held before the Court during the pendency of the Chapter 11 Cases.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to confirmation of the Plan has been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and that the legal and factual bases set forth in the pleadings and submissions in support of Confirmation and all evidence presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following findings of fact and conclusions of law and orders:

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FINDINGS OF FACT AND CONCLUSION OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A. Findings and Conclusions.

1. The findings and conclusions set forth herein, in the recitals, and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any findings of fact constitute conclusions of law, or any conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction, Venue, and Core Proceeding.

2. The Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. § 1334. Venue in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409. Approval of the confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2), and the Court has exclusive jurisdiction to (a) determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed and (b) enter a final order with respect thereto.

C. Eligibility for Relief.

3. The Debtors were and are entities eligible for relief under section 109 of Bankruptcy Code.

D. Commencement and Joint Administration of the Chapter 11 Cases.

4. On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. On January 17, 2024, the Court entered an Order Directing Joint Administration of Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b) [Docket No. 189]. The Debtors have operated their businesses and

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managed their properties as debtors in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

5. No party has requested the appointment of a trustee or examiner in the Chapter 11 Cases.

E. Judicial Notice.

6. The Court takes judicial notice of (and deems admitted into evidence for Confirmation) the docket of the Chapter 11 Cases maintained by the clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

F. Appointment of Statutory Committees.

7. On January 3, 2024, certain creditors were appointed to the Official Unsecured Creditors’ Committee (the “UCC”), and the Office of the United States Trustee, Region 6 (“U.S. Trustee”) filed a notice of such appointment. See Docket Nos. 115, 320.

G. Disclosure Statement Order.

8. On June 27, 2024, the Court entered the Disclosure Statement Order, which, among other things: (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017; (b) approved the forms of ballots and notices in connection with confirmation of the Plan; (c) scheduled July 25, 2024, at 4:00 p.m. (prevailing Central Time) as the Opt-Out Deadline and the Plan Objection Deadline; and (e) set July 30, 2024, at 1:30 p.m. (prevailing Central Time) as the date of the Confirmation Hearing. The solicitation of votes on the Plan complied with the Disclosure Statement Order and the Solicitation Procedures, was appropriate and satisfactory in all respects

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based upon the circumstances of the Chapter 11 Cases, and was in compliance with sections 1125 and 1126 of the Bankruptcy Code and any other applicable provisions of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and any other applicable Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law.

H. Filing of Plan Supplement.

9. The Plan Supplement complies with the terms of the Plan, and the Debtors provided good and proper notice of the filing in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, and the facts and circumstances of the Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement. The Plan Supplement includes the following documents: (a) Schedule of Rejected Executory Contracts and Unexpired Leases, (b) Schedule of Retained Causes of Action, (c) Schedule of Litigation Trust Causes of Action, (d) Schedule of Non-Released Parties, (e) form of Litigation Trust Agreement, (f) identity and compensation of members of the New Boards, and (g) Liquidation Analysis.

I. Plan Modifications.

10. Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan described or set forth in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and Solicitation Package served pursuant to the Disclosure Statement Order, and notice of these modifications was adequate and appropriate under the facts and circumstances of the Chapter 11 Cases. In accordance with Bankruptcy

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Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the solicitation or re-solicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan, as modified, is properly before this Court and all acceptances of the Plan prior to such modification shall be binding, and shall apply with respect to the Plan.

J. Objections Overruled.

11. Any resolutions or dispositions of objections to Confirmation explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing are hereby incorporated by reference. All remaining unresolved objections, statements, informal objections, and reservations of rights, if any, related to Plan, are overruled on the merits, with prejudice.

K. Transmittal of Notice.

12. As evidenced by the Certificate of Service, Publication Affidavit, and the Voting Declaration, the Debtors provided due, adequate, and sufficient notice of the Plan, the Disclosure Statement, the Disclosure Statement Order, the Non-Voting Status Notice, the Confirmation Hearing Notice, the Plan Supplement, and all of the other materials distributed by the Debtors in connection with Confirmation in compliance with the Bankruptcy Code, Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Local Rules, and the procedures set forth in the Disclosure Statement Order. The Debtors and their Claims and Balloting Agent adhered to the terms of the Disclosure Statement Order and the Solicitation Procedures. The Debtors provided due, adequate, and sufficient notice of the Opt-Out Deadline, the Plan Objection Deadline, the Confirmation Hearing, and any applicable bar dates and hearings

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described in the Disclosure Statement Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order.

13. On or before the Solicitation Deadline, the Claims and Balloting Agent mailed to Holders of Claims or Interests in Non-Voting Classes a Non-Voting Status Notice (including an Opt-Out Form). The Non-Voting Status Notice provided sufficient notice of the injunction, release, and exculpation provisions of the Plan.

L. Bankruptcy Rule 3016.

14. The Plan and all modifications thereto are dated and identify the Entities submitting them, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the Entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c). To the extent of any conflict between the Disclosure Statement, the Plan, and this Confirmation Order, this Confirmation Order controls.

M. Bankruptcy Rule 3017.

15. The Debtors provided proper and sufficient notice of the Plan, the Disclosure Statement, and notice of the time within which acceptances and rejections of the Plan may be filed, as required by Bankruptcy Rule 3017(d), as modified by the Disclosure Statement Order. The Solicitation Package, including the Confirmation Hearing Notice and Non-Voting Status Notice, were provided to all known creditors and equity holders. Accordingly, notice was adequate, satisfied Bankruptcy Rule 3017(d), and was in accordance with applicable procedures contemplated by the Disclosure Statement Order.

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N.	Burden of Proof

16. The Debtors, as proponents of the Plan, have met their burden of proving the elements of section 1129 of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Each witness who submitted a declaration or testified on behalf of the Debtors in connection with the Confirmation Hearing was credible, reliable, and qualified as to the topics addressed.

O.	The Plan’s and the Debtors’ Compliance with the Bankruptcy Code.

17. The Plan and the Debtors have complied with all applicable provisions of section 1129 of the Bankruptcy Code.

i. 11 U.S.C. § 1129(a)(1) – Plan Compliance with the Applicable Provisions of the Bankruptcy Code.

18. As required by section 1129(a)(1) of the Bankruptcy Code, the Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123 thereof.

ii. Sections 1122 and 1123(a)(1) – Proper Classification of Claims and Interests.

19. The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. Article III of the Plan designates Classes of Claims and Interests, other than DIP Claims, General Administrative Expense Claims, Professional Claims, and Priority Tax Claims, which, pursuant to section 1123(a)(1) of the Bankruptcy Code, need not be classified. As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and the classifications were not promulgated for any improper purpose. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

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iii. Section 1123(a)(2) – Specification of Unimpaired Classes.

20. Article III of the Plan specifies that Classes 1 (Other Secured Claims), 2 (Other Priority Claims), and 8 (Intercompany Interests) of Claims and Interests were Unimpaired and conclusively presumed to have accepted the Plan and were not entitled to vote to accept or reject the Plan, within the meaning of section 1124 of the Bankruptcy Code. Class 5 (Intercompany Claims) was Impaired/Unimpaired, deemed to accept or reject the Plan, and thus not entitled to vote. The Plan therefore satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

iv. Section 1123(a)(3) – Specification of Treatment of Impaired Classes.

21. Article III of the Plan specifies that Classes 3 (Prepetition Secured Lender Claims), 4 (General Unsecured Claims), 6 (Section 510(b) Claims), and 7 (Existing Equity Interests) were Impaired under the Plan. Classes 3 (Prepetition Secured Lender Claims) and 4 (General Unsecured Claims) were Impaired and entitled to vote to accept or reject the Plan. Classes 6 (Section 510(b) Claims) and 7 (Existing Equity Interests) were deemed to reject the Plan and were not entitled to vote. The Plan therefore satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

v. Section 1123(a)(4) – No Discrimination.

22. Article III of the Plan provides for equality of treatment of each Claim or Interest within a particular Class, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. The Plan therefore satisfies section 1123(a)(4) of the Bankruptcy Code.

vi. Section 1123(a)(5) – Implementation of the Plan.

23. The Plan and the various documents and forms of agreement included in the Plan Supplement provide adequate and proper means for implementation of the Plan, including, without limitation: (a) general settlement of Claims and Interests, including the Global Settlement; (b) implementation of the Reorganization Transactions; (c) creation of the Litigation Trust; (d)

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cancellation of existing securities; (e) the vesting of assets in the Post-Effective Date Debtors, (f) the filing and adoption of New Organizational Documents; (g) the assumption of Executory Contracts and Unexpired Leases not previously assumed or rejected by the Debtors under section 365 of the Bankruptcy Code or listed on the Assumption and Assignment Notice; (h) the exemption from transfer taxes pursuant to section 1146(a) of the Bankruptcy Code; (i) the payment of certain fees associated with the Chapter 11 Cases; and (j) the preservation of certain of the Debtors’ Causes of Action. The Plan therefore satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

vii. Section 1123(a)(6) – Non-Voting Equity Securities.

24. The Plan provides that the New Organizational Documents will prohibit the issuance of non-voting equity securities. The Plan therefore satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

viii. Section 1123(a)(7) – Selection of Officers and Directors.

25. The Plan provides that, as of the Effective Date, all directors, managers, and other members of existing boards or governance bodies of the Debtors shall cease to hold office or have any authority from and after such time unless such individuals are selected to hold positions pursuant to the applicable governing body or documents with respect to the Post-Effective Date Debtors, and the Post-Effective Date directors and officers shall be appointed in accordance with Article IV.N of the Plan. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have disclosed in the Plan Supplement the identity and affiliations of any person proposed to serve on the initial board of directors of the Post-Effective Date Debtors to the extent known. The Plan therefore satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. The

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appointment of officers and directors of the Post-Effective Date Debtors is consistent with the interests of creditors and with public policy.

ix. Sections 1123(a)(8) and 1123(c) – No Debtor is an Individual.

26. None of the Debtors is an individual. Accordingly, sections 1123(a)(8) and 1123(c) of the Bankruptcy Code are not applicable to the Plan.

x. Section 1123(b) – Discretionary Contents of the Plan.

27. The Plan contains various provisions that may be construed as discretionary but not necessary for Confirmation under the Bankruptcy Code. Any such discretionary provision complies with section 1123(b) of the Bankruptcy Code and is not inconsistent with the applicable provisions of the Bankruptcy Code. The Plan therefore satisfies the requirements of section 1123(b) of the Bankruptcy Code.

xi. Section 1123(b)(1) – Impairment or Unimpairment of Classes of Claims and Interests.

28. Article III of the Plan leaves each Class of Claims or Interests Impaired or Unimpaired. The Plan therefore satisfies section 1123(b)(1) of the Bankruptcy Code.

xii. Section 1123(b)(2) – Assumption and Rejection of Executory Contracts and Unexpired Leases.

29. Article V of the Plan governs the Debtors’ assumption of Executory Contracts and Unexpired Leases as of the Effective Date, and provides that in the event the Debtors consummate the Reorganization Transactions, on the Effective Date, except as otherwise provided in Article V.F of the Plan and elsewhere therein, all Executory Contracts and/or Unexpired Leases not otherwise assumed and assigned or rejected will be deemed assumed by the applicable Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) are identified in the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) previously expired or terminated pursuant to their own terms; (3) have been

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previously assumed or rejected by the Debtors pursuant to a Final Order (including, without limitation, the L&A Sale Order and the Confirmation Order); (4) are the subject of a motion to reject that is pending on the Effective Date; or (5) have an ordered or requested effective date of rejection that is after the Effective Date. The Plan therefore satisfies section 1123(b)(2) of the Bankruptcy Code.

30. The Debtors’ determinations regarding the assumption and rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims, and other parties in interest in these Chapter 11 Cases.

xiii. Section 1123(b)(3) – Preservation of Claims and Causes of Action.

31. In accordance with section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of the Plan, including the Global Settlement, shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The Plan, including the Global Settlement, shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of this Confirmation Order shall constitute the Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI.L of the Plan, all Plan Distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final.

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xiv. Section 1123(b)(6) – Discharge, Releases, Injunction, Exculpation.

32. Discharge, Releases, Injunctions, and Exculpations. The Court has jurisdiction under 28 U.S.C. §§ 1334(a), 1334(b) and 1334(e) to approve the releases, injunctions, and exculpations set forth in Article VIII of the Plan. Section 105(a) of the Bankruptcy Code permits issuance of the injunctions and approval of the releases and exculpations set forth in Article VIII of the Plan because, as has been established here, based upon the record in the Chapter 11 Cases and the evidence proffered or adduced at or prior to the Confirmation Hearing, such provisions: are (a) made in exchange for good and valuable consideration; (b) are essential to the formulation and implementation of the Plan; (c) confer substantial benefits on the Debtors and the Estates; (d) are integral to and non-severable from the Plan; (e) are fair, equitable, and reasonable; and (f) are in the best interests of the Debtors, the Estates, the Post-Effective Date Debtors, creditors, and other stakeholders. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the releases, injunctions, and exculpations set forth in the Plan, as implemented by this Confirmation Order, are fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, the Post-Effective Date Debtors, and all Holders of Claims or Interests. The record of the Confirmation Hearing and the Chapter 11 Cases is sufficient to support the releases, injunctions, and exculpations provided for in Article VIII of the Plan. Accordingly, based upon the representations and arguments of counsel to the Debtors and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of the Chapter 11 Cases, the Court finds that the releases, injunctions, and exculpations set forth in Article VIII of the Plan (as modified herein) are consistent with the Bankruptcy Code and applicable law.

33. Discharge. Except as otherwise specifically provided in the Plan, this Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan,

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and pursuant to section 1141(d) of the Bankruptcy Code, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. This Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

34. Debtor Release. The releases of Claims and Causes of Action by the Debtors described in Article VIII.C.1 of the Plan in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment. The Debtor Release is an integral part of the Plan and is in the best interests of the Debtors’ Estates. The Debtor Release is: (a) in exchange for good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of Claims released in Article

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VIII.C.1 of the Plan; (c) given, and made, after due notice and opportunity for a hearing; and (d) a bar to the Debtors asserting a Claim or Cause of Action released by Article VIII.C.1 of the Plan. The value with respect to the released claims and Causes of Action, when weighed against the costs, supports the Debtor Release. The Plan, including the Debtor Release, was negotiated after the Petition Date by sophisticated parties represented by able counsel and advisors, and their respective representatives and professionals. The Debtor Release was proposed in good faith.

35. The Debtor Release appropriately offers protection to parties that participated in the Debtors’ reorganization process. Each of the Released Parties made significant contributions to the Chapter 11 Cases. The Debtor Release for the Debtors’ fiduciaries is appropriate because the Debtors’ fiduciaries share an identity of interest with the Debtors, supported the Plan and the Chapter 11 Cases, actively participated in meetings, hearings, and negotiations during the Chapter 11 Cases, and have provided other valuable consideration. The Plan Sponsor and its representatives and advisors assisted in the negotiation and formulation of the Plan and the negotiation and consummation of the Reorganization Transactions, and the Debtor Releases were a crucial component of the substantial consideration being provided by the Plan Sponsor, including the consideration being used to fund the GUC Recovery Pool pursuant to the Global Settlement.

36. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan, and the settlements and resolutions embodied therein. The record in the Chapter 11 Cases is sufficient to support the Debtor Releases. The Debtors, the DIP Secured Parties, the Prepetition Secured Lender Parties, the UCC, and each of their Related Persons have played an integral role in, and have provided a tangible benefit to, the Debtors’ restructuring

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efforts. These parties have worked diligently in connection with the Debtors’ reorganization and restructuring for the benefit of all stakeholders. The Debtors, the DIP Secured Parties, the Prepetition Secured Lender Parties, the UCC, and each of their Related Persons (a) assisted in the negotiation and formulation of the Disclosure Statement and Plan and the negotiation and consummation of the Reorganization Transactions; and (b) responded to myriad issues that arose during the restructuring process and the Chapter 11 Cases. Each of the parties receiving a release under the Plan has participated in the Chapter 11 Cases and the Debtors’ restructurings in good faith, and has acted in compliance with all provisions of the Bankruptcy Code, including the negotiation, preparation, and pursuit of confirmation of the Plan, and the negotiation and consummation of the reorganization. Accordingly, the release provisions in Article VIII.C.1 of the Plan are appropriate, as they represent a valid exercise of the Debtors’ business judgment. For the avoidance of doubt, the Non-Debtor Guarantors and the Plan Sponsor and its members shall be Released Parties only to the extent the Debtors consummate the Reorganization Transactions.

37. Third-Party Release. The release by the Releasing Parties (the “Third-Party Release”), set forth in Article VIII.C.2 of the Plan, was consensually provided after due notice and opportunity for a hearing and is an essential provision of the Plan. The Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders, and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in the Chapter 11 Cases; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; (e) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released by the Third-Party Release

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against any of the Released Parties; (f) specific in language and scope; and (g) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

38. Like the Debtor Release, the Third-Party Release facilitated participation in both the Debtors’ Plan and the chapter 11 process generally, and is an integral part of the Plan. The Third-Party Release was critical to incentivizing parties to support the Plan. As such, the Third- Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ reorganization process by, among other things, supporting the Reorganization Transactions and the Plan, including the resolutions and settlements embodied therein.

39. The Third-Party Release is consensual as to the Releasing Parties, as such parties were provided notice of the Chapter 11 Cases, the Plan, the deadline to object to Confirmation of the Plan, and the Confirmation Hearing.

40. The scope of the Third-Party Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases, and parties in interest received due and adequate notice of the Third-Party Release. Among other things, the Plan and the Disclosure Statement provide appropriate and specific disclosure with respect to the Entities, Claims, and Causes of Action that are subject to the Third-Party Release, and no other disclosure is necessary. The Debtors provided sufficient notice of the Third-Party Release, including by providing actual notice to all known parties in interest, including all known Holders of Claims against, and Interests in, any Debtor and publishing notice in the New York Times for the benefit of unknown parties in interest, and no further or other notice is necessary. The Third-Party Release is designed to provide finality for the Debtors, the Post-Effective Date Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan.

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41. The Third-Party Release is specific in language, integral to the Plan, and given for adequate consideration. The Releasing Parties were given due and adequate notice of the Third- Party Release. In light of, among other things, the mutuality of the release, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Third-Party Release to the Plan, the Third-Party Release is appropriate. The record of the Confirmation Hearing and the Chapter 11 Cases is sufficient to support the Third-Party Release.

42. Nothing in the Plan or this Order waives or releases any claims of Amadeus against any non-Debtor, including, without limitation, EbixCash Private Limited (formerly Ebix Software India Private Limited), or otherwise prohibits Amadeus from pursuing such claims.

43. Exculpation. The exculpation provisions set forth in Article VIII.E of the Plan (the “Exculpation”) are essential to the Plan. The record in the Chapter 11 Cases fully supports the Exculpation, which is appropriately tailored to protect the Exculpated Parties from inappropriate litigation and to exclude actions taken in bad faith and actions that have constituted actual fraud, willful misconduct, or gross negligence but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties subject to the Exculpation have, and, upon entry of this Confirmation Order will be deemed to have, participated in the Chapter 11 Cases in good faith and in compliance with all applicable laws with regard to the distribution of recoveries under the Plan (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or this Confirmation Order in lieu of such legal opinion) and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation or such

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distributions made pursuant to the Plan. The Exculpated Parties are found to have fulfilled their fiduciary duties, to the extent such duties exist, to all parties in interest in the Chapter 11 Cases. The Exculpation, including its carve-out for actual fraud, gross negligence, or willful misconduct, is consistent with established practice in this jurisdiction and others.

44. No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors, the Post-Effective Date Debtors, the Litigation Trustee, the Exculpated Parties, or the Released Parties that relates to, or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, a Cause of Action subject to Article VIII.C or Article VIII.E of the Plan without first (a) requesting a determination from the Court, after notice and a hearing, that such Cause of Action represents a colorable claim against a Debtor, Post-Effective Date Debtor, Litigation Trustee, Exculpated Party, or Released Party and is not a Claim that the Debtors released under the Plan, which request must attach the complaint or petition proposed to be filed by the requesting party, and (b) obtaining from the Court specific authorization for such party to bring such Cause of Action against any such Debtor, Post-Effective Date Debtor, Litigation Trustee, Exculpated Party, or Released Party; provided, however, that Article VIII.J shall not apply to claims covered by an Insurance Contract solely to the extent to allow Insurers to administer, handle, defend and/or pay claims covered by Insurance Contracts in accordance with and subject to the terms and conditions of such Insurance Contracts and/or applicable non-bankruptcy law, provided that the automatic stay of section 362(a) of the Bankruptcy Code and/or the injunctions set forth in Article VIII.F of the Plan, each if and to the extent applicable, have been lifted with respect to such claims. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the

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authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Court before filing any such amendment in the court where such complaint or petition is pending. The Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action.

45. Injunctions. The injunction provisions set forth the Plan, including, but not limited to, those provided in Article VIII.F of the Plan are hereby authorized, approved and binding on all Persons and Entities described therein. Absent reversal, vacatur or stay of the Confirmation Order, to the fullest extent permitted under applicable law, no Person or Entity may take any action against any Person or Entity released or discharged (or the property or estate of any such Person or Entity so released and discharged) under the Plan, or otherwise take any action inconsistent with the Plan and the findings of fact and conclusions of law contained in the Confirmation Order, and this Court shall maintain exclusive jurisdiction to enter and implement orders to enforce the injunction provisions contained in the Plan as may be necessary or appropriate to restrain interference by any Entity in connection with actions inconsistent with the Plan and the findings of fact and conclusions of law contained in the Confirmation Order.

46. The injunctions are essential to the Plan and are necessary to preserve and enforce the discharge, Debtor Release, the Third-Party Release, and the Exculpation, each as set forth in Articles VIII.C.1, VIII.C.2, and VIII.E of the Plan, respectively, and are appropriately tailored to achieve those purposes.

47. The release and discharge of mortgages, deeds of trust, Liens, pledges, or other security interest against any property of the Estates, as described in Article VIII.B of the Plan (the

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“Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claim and Interests.

48. Except as otherwise provided herein, as of the Effective Date, all releases, waivers, discharges, exculpations, and injunctions set forth in the Plan and/or this Confirmation Order shall be effective and binding on all persons. The Plan and this Confirmation Order shall have res judicata, collateral estoppel, and estoppel (judicial, equitable, or otherwise) effect with respect to all matters provided for in, or resolved pursuant to, the Plan and/or this Confirmation Order, including the release, injunction, exculpation, and discharge provisions contained in the Plan and/or this Confirmation Order.

xv. Section 1123(d) – Cure of Defaults.

49. Pursuant to the Plan and Non-L&A Bid Procedures Order, the Debtors served the Notice of Cure Amounts and Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale Transaction [Docket No. 635], Supplemental Notice of Cure Amounts and Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale Transaction [Docket No. 639], Second Supplemental Notice to the Initial Potential Assumption and Assignment Notice [Docket No. 678], Third Supplemental Notice of Cure Amounts and Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale Transaction [Docket No. 731], and Fourth Supplemental Notice of Cure Amounts and Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale Transaction [Docket No. 750] (collectively, the “Assumption and Assignment Notices”), which listed proposed cure amounts, based on the Debtors’ books and records, for each Executory Contract and Unexpired Lease that was to potentially be assumed and

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assigned. The Debtors served sufficient notice on the counterparties to such Executory Contracts and Unexpired Leases, and all issues related to Cure and assumption/assignment of Executory Contracts and Unexpired Leases are resolved. The Plan therefore satisfies the requirements of section 1123(d) of the Bankruptcy Code.

xvi. Section 1129(a)(2) – Debtors’ Compliance with the Applicable Provisions of the Bankruptcy Code.

50. The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, 1127, and 1128, and Bankruptcy Rule 3017.

51. The Debtors and their agents have distributed applicable notices, including the Opt- Out Form, Non-Voting Status Notice, and Confirmation Hearing Notice, and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e) of the Bankruptcy Code, and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII.E of the Plan.

52. The Debtors, the Debtors’ board members and officers, and the Debtors’ respective agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and, therefore, are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the distributions made under the Plan.

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xvii. Section 1129(a)(3) – Plan Proposed in Good Faith.

53. The Debtors have proposed the Plan (and all documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law. The Chapter 11 Cases were filed, and the Plan was proposed, with an honest belief that the Debtors were in need of reorganization and with the legitimate purpose of maximizing value of the Debtors’ Estates and emerging from bankruptcy with sufficient proceeds to distribute to their creditors. The Debtors’ good faith is evident from the facts and record of the Chapter 11 Cases, the Disclosure Statement, the record of the Confirmation Hearing, and other proceedings held in the Chapter 11 Cases. The Plan and the contracts, instruments, releases, agreements and documents necessary and related to implementing, effectuating and consummating the Plan, including, without limitation, the Reorganization Transactions, are the culmination of extensive good-faith, arm’s-length negotiations. Further, the Plan’s classification, indemnification, release, injunction, and exculpation provisions (as modified herein) have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code and applicable law in this Circuit and are each necessary for the Debtors’ successful reorganization. In determining that the Plan satisfies section 1129(a)(3) of the Bankruptcy Code, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to Confirmation. The Plan therefore satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

xviii. Section 1129(a)(4) – Payments for Services or Costs and Expenses.

54. Except as otherwise provided or permitted by the Plan or other orders of the Court, the payments for services or costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incidental to the Chapter 11 Cases, in each case incurred prior to

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the Effective Date, including Claims for professional fees that have been or will be paid by the Debtors, have been, hereby are, or will be, authorized by order of the Court or are otherwise permitted under the Bankruptcy Code. The Plan therefore satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

xix. Section 1129(a)(5) – Directors, Officers, and Insiders.

55. The Debtors have disclosed the identity, affiliation, and compensation of any individual proposed to serve as a director or officer of the Debtors. The appointment of such directors and officers, and the disclosure thereof, is consistent with the interests of the creditors and with public policy. The Debtors have disclosed the identity of any insider that will be employed by the Post-Effective Date Debtors in the Plan Supplement. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

xx. Section 1129(a)(6) – No Rate Changes.

56. The Plan does not provide for any change in rates subject to the jurisdiction of any governmental regulatory commission and will not require governmental regulatory approval. Accordingly, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan.

xxi. Section 1129(a)(7) – Best Interests of Creditors Test.

57. The Liquidation Analysis, the Fitzsimmons Declaration, and other evidence proffered or adduced at the Confirmation Hearing: (a) are reasonable, persuasive, credible and accurate; (b) use reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of a Claim or Interest in an Impaired Class will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive

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if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date. The Plan therefore satisfies section 1129(a)(7) of the Bankruptcy Code.

xxii. Section 1129(a)(8) – Acceptance by Certain Classes.

58. Classes 1, 2, and 8 are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes 6 and 7 are Impaired under the Plan and are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 5 is Impaired/Unimpaired under the Plan and is deemed to accept or reject the Plan pursuant to section 1126(f) and (g) of the Bankruptcy Code. Classes 3 and 4 are Impaired under the Plan have voted to accept the Plan pursuant to section 1126(e) of the Bankruptcy Code. Nevertheless, because the Plan has not been accepted by Classes 5, 6 and 7, the Debtors seek Confirmation under section 1129(b), solely with respect to Classes 5, 6 and 7, rather than section 1129(a)(8) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to Classes 5, 6 and 7, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to Classes 5, 6 and 7 and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes as described further below. As a result, the requirements of section 1129(b) of the Bankruptcy Code are satisfied.

xxiii. Section 1129(a)(9) – Treatment of Administrative Expense Claims and Priority Tax Claims.

59. The treatment of DIP Claims, General Administrative Expense Claims, Professional Claims, and Priority Tax Claims under Article II of the Plan and of Other Priority Claims and Other Secured Claims under Article III of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code, subject to certain bar date provisions consistent with Bankruptcy Rules 3002 and 3003. The Plan therefore satisfies section 1129(a)(9) of the Bankruptcy Code.

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xxiv. Section 1129(a)(10) – Acceptance by at Least One Impaired Class.

60. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced in the Voting Declaration, Classes 3 and 4 both voted to accept the Plan by the requisite numbers and amounts of Claims specified under section 1126(c) of the Bankruptcy Code, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code).

xxv. Section 1129(a)(11) – Feasibility.

61. The Plan is feasible within the meaning of section 1129(a)(11) of the Bankruptcy Code. The evidence proffered or adduced at or prior to the Confirmation Hearing, the Raina Declaration, and the Confirmation Brief: (a) is reasonable, persuasive, accurate and credible as of the dates such analysis or evidence was prepared, presented, or proffered; (b) has not been controverted by other evidence; (c) uses reasonable and appropriate methodologies and assumptions; (d) establishes that upon Closing of the Reorganization Transactions, the Reorganized Debtors will be able to fulfill their obligations to third parties in the ordinary course after the Effective Date; and (e) establishes that confirmation of the Plan is not likely to be followed by a liquidation or need for a further reorganization of the Post-Effective Date Debtors. Accordingly, the Debtors have established that the Plan has a reasonable likelihood of success. The Plan therefore is feasible and therefore satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

xxvi. Section 1129(a)(12) – Payment of Certain Fees.

62. Article XII.D of the Plan provides that following confirmation, the Debtors shall pay quarterly fees to the U.S. Trustee to the extent, and in the amounts, required by 28 U.S.C. § 1930(a)(6) (including interest under 31 U.S.C. § 3717); provided that if a final decree has not

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been entered and the Chapter 11 Cases closed solely as a result of the Litigation Trust’s ongoing activities, then such quarterly fees shall be paid by the Litigation Trust. Quarterly fees shall be payable for any case that is reopened. So long as the Debtors or the Litigation Trust, as applicable, are required to make these payments, the Debtors or the Litigation Trust, as applicable, shall file with the Court quarterly reports in the form specified by the U.S. Trustee for that purpose. The Plan therefore satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

xxvii. Section 1129(a)(13) – Continuation of Retiree Benefits.

63. The Debtors provide no retiree benefits of any kind. Accordingly, section 1129(a)(13) of the Bankruptcy Code is inapplicable to the Chapter 11 Cases.

xxviii. Sections 1129(a)(14), (15), and (16) – Domestic Support Obligations, Individuals, and Nonprofit Corporations.

64. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations. Accordingly, sections 1129(a)(14), (15) and (16) of the Bankruptcy Code do not apply to the Plan.

xxix. Section 1129(b) – Fair and Equitable; No Unfair Discrimination.

65. The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding that Classes 5, 6, and 7 were deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the rejecting classes. The Plan has been proposed in good faith, is reasonable and meets the requirements that no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest, and no Holder of a Claim or Interest in a Class senior to such Classes is receiving more than payment in full on account of its Claim or Interest. Accordingly, the Plan is fair and equitable

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towards all Holders of Claims and Interests in the rejecting classes. Third, the Plan does not discriminate unfairly with respect to the rejecting classes because similarly situated Claim and Interest Holders will receive substantially similar treatment on account of their Claims or Interests, as applicable, in such class. As set forth in the Plan, the Holders of Allowed Claims in the rejecting classes are all receiving equal treatment, as is required. Therefore the Plan may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

xxx. Section 1129(c) – Confirmation of Only One Plan.

66. The Plan is the only plan of reorganization for the Debtors proposed and considered by the Court for Confirmation. The Plan therefore satisfies the requirements of section 1129(c) of the Bankruptcy Code.

xxxi. Section 1129(d) – Principal Purpose of the Plan.

67. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, 15 U.S.C. § 77e, and no governmental unit has objected to the confirmation of the Plan on any such grounds. The Plan therefore satisfies the requirements of section 1129(d) of the Bankruptcy Code.

xxxii. Section 1129(e) – Not Small Business Cases.

68. The Chapter 11 Cases are not small business cases. Accordingly, section 1129(e) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

xxxiii. Disclosure of Agreements and Other Documents.

69. The Debtors have disclosed all material facts, to the extent applicable, regarding: (a) the implementation of the Reorganization Transactions, including the issuance of Reorganized Ebix Interests and the Reorganized Ebix Conversion; (b) the selection of the Post-Effective Date directors and officers; (c) the exemption under section 1146(a) of the Bankruptcy Code; (d) all other actions contemplated by the Plan; and (e) the adoption, execution, and delivery of all

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contracts, leases, instruments, securities, releases, indentures, and other agreements related to any of the foregoing.

xxxiv. Approval of the Reorganization Transactions.

70. The Debtors conducted the Auction, whereby the Plan Sponsor submitted the highest or otherwise best bid. The Plan Sponsor’s bid is approved in accordance with the Stalking Horse Plan Support Agreement. Given all of the circumstances of the Chapter 11 Cases and the adequacy and fair value of the consideration provided by the Plan Sponsor under the Stalking Horse Plan Support Agreement, the Reorganization Transactions constitute a reasonable and sound exercise of the Debtors’ business judgment, are in the best interests of the Debtors, their bankruptcy Estates, their creditors, and all other parties in interest in the Chapter 11 Cases, and should be approved. Time is of the essence in consummating the transactions contemplated by the Stalking Horse Plan Support Agreement.

71. Cause has been shown as to why this Confirmation Order should not be subject to any stay provided by Bankruptcy Rule 6004(h).

72. Assumption and Assignment of Executory Contracts and Unexpired Leases. The Debtors’ determinations regarding rejection or assumption and assignment of Executory Contracts and Unexpired Leases are in the best interests of the Debtors, their Estates, creditors, and other parties in interest, and represent the Debtors’ reasonable exercise of sound and prudent business judgment.

73. Assumption of any Executory Contract or Unexpired Lease shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition

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or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

74. The Plan Sponsor has demonstrated adequate assurance of future performance with respect to the Executory Contracts and Unexpired Leases pursuant to section 365(b)(1)(C) of the Bankruptcy Code.

75. If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and the Confirmation Order results in a Claim, then, unless otherwise ordered by the Court, such Claim shall be forever barred and shall not be enforceable against the Debtors, their Estates, or any of their respective assets and properties unless a Proof of Claim is Filed with the Court by the applicable counterparty within thirty (30) days after the later of (1) the date of entry of an order of the Court (including the Confirmation Order) approving such rejection; (2) the effective date of such rejection; or (3) the Effective Date.

P.	Plan Proposed in Good Faith

76. The Debtors, the Plan Sponsor, the DIP Secured Parties, the Prepetition Secured Lender Secured Parties, and the UCC (and each of the foregoing parties’ Related Parties) have been acting in good faith and will be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order, in each case, to the extent such actions are consistent with the Plan or this Confirmation Order, as applicable.

Q.	Implementation.

77. All documents necessary to implement the Plan have been negotiated in good faith and at arm’s length and shall, upon completion of documents and execution, be valid, binding and enforceable agreements and are not in conflict with any federal or state laws.

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R.	Satisfaction of Conditions Precedent to Effective Date.

78. Entry of this Confirmation Order shall satisfy the conditions to the Effective Date set forth in Article IX.A.1 of the Plan. The conditions precedent to the Effective Date set forth in Article IX.A of the Plan may be waived in whole or in part by the Debtors, without notice, leave, or order of the Court or any formal action.

S.	Satisfaction of Confirmation Requirements.

79. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

80. This Confirmation Order confirms the Plan, attached hereto as Exhibit A, in its entirety.

81. This Confirmation Order approves the Plan Supplement, including the documents contained therein that may be amended through and including the Effective Date in accordance with and as permitted by the Plan. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order.

82. This Confirmation Order approves the Global Settlement.

83. Any amendments or modifications to the Plan described or set forth in this Confirmation Order are hereby approved, without further order of this Court.

84. The terms of the Plan, including the Global Settlement, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest.

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85. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

T.	Objections.

86. All objections (including any reservations of rights contained therein) to approval of Confirmation of the Plan that have not been withdrawn, waived, or settled prior to entry of this Confirmation Order, are not cured by the relief granted herein, or are not otherwise resolved as stated by the Debtors on the record of the Confirmation Hearing, are OVERRULED on the merits and in their entirety, and all withdrawn objections are deemed withdrawn with prejudice.

U.	The Releases, Injunction, Exculpation, and Related Provisions Under the Plan.

87. The discharge, releases, injunctions, exculpations, and related provisions set forth in Article VIII of the Plan are incorporated herein in their entirety, and, to the extent modified in this Confirmation Order, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party. The injunction provisions set forth in Article VIII.F of the Plan are essential to the Plan and are necessary to preserve and enforce the releases and exculpations provided for in the Plan and herein and are appropriately tailored to achieve those purposes.

V.	References to and Omissions of Plan Provisions.

88. References in this Confirmation Order to any article, section, paragraph, or provision of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, paragraph, or provision of the Plan in this Confirmation Order shall

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not diminish or impair the effectiveness of such article, section, paragraph, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and that the Plan, and all other agreements, instruments, or other documents filed in connection with the Plan and/or executed or to be executed in connection with the transactions contemplated by the Plan, and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications, are approved in their entirety.

W.	Headings.

89. Headings utilized in this Confirmation Order are for convenience of reference only and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

X.	Classifications.

90. The terms of the Plan shall govern the classification of Claims and Interests for purposes of the distributions to be made thereunder.

Y.	Transactions.

91. This Confirmation Order shall and shall be deemed to, pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

Z.	Immediate Binding Effect.

92. On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and any documents related or ancillary thereto and this Confirmation Order shall be immediately effective and enforceable and not subject to avoidance, recharacterization or other challenge, legal or otherwise, and deemed binding upon the Debtors or

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the Post-Effective Date Debtors, as applicable, any and all Holders of Claims or Interests (whether or not Impaired under the Plan and whether or not such Holders have accepted or rejected the Plan or affirmatively voted to reject the Plan), all Entities that are parties to or are subject to the releases, discharges, exculpations, and injunctions described in the Plan, each Entity acquiring property under the Plan or this Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim has objected to the Plan. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

93. Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Post-Effective Date Debtors, and their respective successors and assigns.

AA.	Effectiveness of All Actions

94. Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the Debtors and/or the Post-Effective Date Debtors and their respective directors, officers, members, or equity holders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

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95. After the Confirmation Date, the Debtors shall be permitted to perform all services relating to the reorganization and adjudication and resolution of claims without any further notice to or action, order, or approval of the Court.

BB.	Implementation of the Plan.

96. The provisions of Article IV of the Plan governing the means for implementation of the Plan are hereby approved in their entirety. Prior to, on, and after the Effective Date, the Debtors and any officers and authorized persons thereof, and the Litigation Trustee are authorized to and may issue, execute, deliver, file or record such contracts, instruments, releases, and other agreements and documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Reorganization Transactions and the Plan without the need for any further approvals, authorizations, or consents except for those expressly required pursuant to the Plan.

CC.	General Settlement of Claims and Interests.

97. Pursuant to section 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions, releases, and other benefits provided pursuant to the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The entry of this Confirmation Order shall constitute the Court’s approval of the compromise and settlement of all such Claims, Interests, and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

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DD.	Global Settlement

98. On or before the Effective Date, the Debtors shall enter into and take any actions that may be necessary or appropriate to effectuate the Global Settlement, including but not limited to (i) the assignment by the Debtors to the Prepetition Agent, for the benefit of the Prepetition Secured Lenders, of the Assigned Causes of Action, (ii) execution of any documentation reasonably necessary to assign standing to prosecute, together with all rights, title, and interest in/to, the Assigned Causes of Action to the Prepetition Agent, and (iii) the release of any Debtor Cause of Action against Holders of Allowed Non-Lender GUC Claims who vote in favor of the Plan and waive any distribution under the Plan, other than the Non-Released Parties. The Global Settlement, as set forth in Article IV.B of the Plan, and all terms thereof are incorporated herein by reference.

99. The Plan Sponsor shall fund the New Money Investment (inclusive of the Plan Sponsor Deposit) and separately fund $3.5 million to be contributed to the GUC Recovery Pool in accordance with the Plan.

EE.	Reserve.

100. The reserve set forth in Article II of the Plan is adequate and necessary for the implementation of the Plan after the Effective Date. The Professional Claim Reserve Amount is adequate to compensate the unpaid and estimated Professional Claims and other Administrative Expense Claims. Accordingly, the reserve proposed in the Plan is hereby approved in its entirety.

FF.	Exemption from Certain Transfer Taxes.

101. To the maximum extent permitted pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments, or documents, (b) the creation of any Lien, mortgage, deed of trust or other security interest, (c) any transfers (directly

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or indirectly) of property pursuant to the Plan, (d) any assumption, assignment, or sale by the Debtors of their interests in Unexpired Leases of nonresidential real property or Executory Contracts pursuant to section 365(a) of the Bankruptcy Code, and (e) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sale or use tax, mortgage recording tax, deed stamps, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

GG.	Preservation of Causes of Action and Settlement of Ordinary Litigation Claims.

102. Except as otherwise provided in Article IV or elsewhere in the Plan or this Confirmation Order, after the Effective Date, the Post-Effective Date Debtors retain all rights to commence, pursue, litigate, or settle, as appropriate, any and all Post-Effective Date Debtor Causes of Action and the Litigation Trustee retains all rights to commence, pursue, litigate, or settle, as appropriate, any and all Litigation Trust Causes of Action, as applicable, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in these Chapter 11 Cases; provided, however, that the foregoing shall not be deemed to include any claims or Causes of Action (i) released under Article VIII.C.1 of the Plan, (ii) exculpated under Article VIII.E of the Plan to the extent of any such exculpation or (iii) assigned to the Prepetition Agent pursuant to Article IV of the Plan. The Debtors, the Post-

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Effective Date Debtors, the Litigation Trust, and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of such Causes of Action, in each case solely to the extent of the Debtors’, Post-Effective Date Debtors’, Litigation Trust’s, or their Estates’ interest therein, without notice to or approval from the Court. Notwithstanding the foregoing, the Debtors, Post-Effective Date Debtors, or Litigation Trust, as applicable, shall retain all claims and defenses to any Allowed Claims that are Unimpaired pursuant to the Plan. A further description of the Litigation Trust Causes of Action shall be filed with the Plan Supplement through the Schedule of Litigation Trust Causes of Action.

103. All Causes of Action listed on the Schedule of Litigation Trust Causes of Action or that constitute Post-Effective Date Debtor Causes of Action are reserved for later adjudication by the Litigation Trustee or Post-Effective Date Debtors, as applicable, (including, without limitation, Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or this Confirmation Order, except in each case where such Causes of Action have been expressly waived, relinquished, released, compromised or settled in the Plan, this Confirmation Order or any other Final Order, including, without limitation or any other claims or Causes of Action (i) released under Article VIII.C.1 of the Plan or (ii) exculpated under Article VIII.E of the Plan to the extent

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of any such exculpation. In addition, the Debtors, Post-Effective Date Debtors, and Litigation Trustee, as applicable, expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any of the Debtors are a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

HH.	Corporate Action.

104. Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Court in all respects, including, as applicable, (i) the issuance of the Reorganized Ebix Interests; (ii) the selection and appointment of the directors, officers, and members for the Post-Effective Date Debtors; (iii) implementation of the Reorganization Transactions; (iv) the Reorganized Ebix Conversion; and (v) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of Post-Effective Date Debtors, and any corporate action required by the Debtors, the Post-Effective Date Debtors, or the Litigation Trust in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by any stockholders, directors, members, managers, or officers of the Debtors, the Post-Effective Date Debtors, and the Litigation Trust. On or before the Effective Date, as applicable, the appropriate officers, managers, and members, and directors of the Debtors, the Post-Effective Date Debtors, and the Litigation Trust, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan), in the name of and on behalf of the Debtors, the Post-Effective Date Debtors, or the Litigation Trust, to the extent not previously

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authorized by the Court. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy law.

II.	Continued Corporate Existence.

105. Except as otherwise provided in the Plan, the New Organizational Documents, or any agreement, instrument, or other document incorporated in the Plan, on and after the Effective Date, each Debtor shall continue to exist as a Post-Effective Date Debtor, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, federal law, or other non bankruptcy law).

106. After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of the Post-Effective Date Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. After the Effective Date, the Post- Effective Date Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules but, for the avoidance of doubt, subject to, if applicable, any restrictions on the operations of a reorganized debtor under section 524(g) of the Bankruptcy Code.

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JJ.	Vesting of Assets in Post-Effective Date Debtors.

107. Except as otherwise provided in the Plan, this Confirmation Order, the Stalking Horse Plan Support Agreement, or any agreement, instrument, or other document incorporated herein or therein, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all Executory Contracts and Unexpired Leases assumed, but not assigned, by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries or Post-Effective Date Debtor Causes of Action, shall vest in each respective Post-Effective Date Debtor, free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. On and after the Effective Date, each Post- Effective Date Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Post-Effective Date Debtor Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

KK.	Debtor Releases, Third Party Release, Exculpations, Injunction, and Related Provisions under the Plan.

108. The discharge, releases, injunctions, exculpations, and related provisions set forth in Article VIII of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party.

LL.	Professional Claims.

109. All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than the

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Administrative Expense Claims Bar Date. The Debtors shall pay Allowed Professional Claims in Cash in the amount allowed by the Court, including from the Professional Claim Reserve Account.

MM.	Treatment of Executory Contracts and Unexpired Leases.

i. Assumption and Rejection of Executory Contracts and Unexpired Leases.

110. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan, including the procedures regarding the resolution of any and all disputes concerning the assumption of such Executory Contracts and Unexpired Leases, are hereby approved in their entirety. In the event the Debtors consummate the Reorganization Transactions, on the Effective Date, except as otherwise provided in Article V.F of the Plan and elsewhere therein, all Executory Contracts and/or Unexpired Leases not otherwise assumed and assigned or rejected will be deemed assumed by the applicable Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) are identified in the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtors pursuant to a Final Order (including, without limitation, the L&A Sale Order, the Non-L&A Sale Order, and the Confirmation Order); (4) are the subject of a motion to reject that is pending on the Effective Date; or (5) have an ordered or requested effective date of rejection that is after the Effective Date.

111. Such automatic assumption shall be effective without the need for any further notice to or action, order, or approval of the Court, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code. The assumption or rejection of Executory Contracts and Unexpired Leases hereunder or under the Plan may include the assignment of certain of such contracts to Affiliates. This Confirmation Order will constitute an

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order of the Court approving, subject to and upon the occurrence of the Effective Date, the above-described assumptions and assumptions and assignments, or rejections, as applicable. Any motions to assume Executory Contracts and/or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Debtors.

ii. Cure of Executory Contracts and Unexpired Leases.

112. Resolution of any disputed Cure amounts will be determined in accordance with the procedures set forth in Article V.A of the Plan, and applicable bankruptcy and non-bankruptcy law. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article V.A of the Plan shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Claim set forth in the Schedules attached to the Plan or any and all Proofs of Claim with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

113. Any Claims arising from the rejection of an Executory Contract and/or Unexpired Lease not Filed with the Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Estates, or their property without the need for any objection by the Debtors or further notice to, or action, order, or approval of the Court or any other Entity, and any Claim arising out of the

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rejection of the Executory Contract and/or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary.

114. With regard to The Irvine Company, the Debtors scheduled a claim amount of $34,700 in the Schedules. The Irvine Company did not file a Proof of Claim before the deadline to override the scheduled amount. The Debtors and The Irvine Company have stipulated that the Irvine Company may set off its security deposit against that scheduled amount, and the remaining scheduled amount shall thereafter be treated as a General Unsecured Claim.

NN.	Distributions under the Plan.

115. The provisions governing distributions contained in Article VI of the Plan are hereby approved in their entirety.

OO.	Procedures for Resolving Contingent, Unliquidated, and Disputed Claims.

116. The procedures for resolving disputed claims contained in Article VII of the Plan are hereby approved in their entirety. The Post-Effective Date Debtors are authorized, consistent with the terms of the Plan and this Confirmation Order, to settle, pay, or otherwise resolve Claims, and the Court shall, except as otherwise provided in the Plan or this Confirmation Order, retain jurisdiction to resolve, at the request of the Debtors, any such Claims that the Debtors are unable to resolve consensually with the Holders thereof.

PP.	Setoff and Recoupment.

117. Except as expressly provided in the Plan, each Post-Effective Date Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Post-Effective Date

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Debtor and the Holder of the Allowed Claim or (2) otherwise adjudicated by the Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Post-Effective Date Debtor, or its successor of any and all claims, rights, and Causes of Action that the Post-Effective Date Debtor, or its successor may possess against the applicable Holder. In no event shall any Holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Debtors or Post-Effective Date Debtors as applicable, unless such Holder actually has performed such recoupment in advance and provided notice thereof in writing with consents or Court authority and in accordance with the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

QQ.	Cancellation of Existing Agreements and Interests.

118. On the Effective Date, except with respect to the extent otherwise provided in the Plan, this Confirmation Order, or the Reorganization Transactions, all agreements, instruments, notes, certificates, indentures, mortgages, securities and other documents evidencing any Claim or Interest (other than Intercompany Claims or Interests that are not modified by the Plan), and any rights of any Holder in respect thereof, shall be deemed cancelled and of no further force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged and, as applicable, shall be deemed to have been surrendered; provided that for the avoidance of doubt, the foregoing shall not impact any Claims that are Unimpaired by the Plan. Holders of or parties to such cancelled instruments, securities, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan.

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RR.	Payment of Statutory Fees.

119. All fees payable to the U.S. Trustee under 28 U.S.C. § 1930(a)(6) (including interest under 31 U.S.C. § 3717) as of the Confirmation Date will be paid on the Effective Date or as soon as reasonably practicable thereafter. Notwithstanding anything to the contrary in the Plan, such fees are not subject to an allowance procedure under 11 U.S.C. § 503(b), nor is the U.S. Trustee required to file a request for payment of such fees..

120. Following confirmation, the Debtors or Post-Effective Date Debtors or Litigation Trust, as applicable shall pay quarterly fees to the U.S. Trustee to the extent, and in the amounts, required by 28 U.S.C. § 1930(a)(6) (including interest under 31 U.S.C. § 3717); provided that if a final decree has not been entered and the Chapter 11 Cases closed solely as a result of the Litigation Trust’s ongoing activities, then such quarterly fees shall be paid by the Litigation Trust. Quarterly fees shall be payable for any case that is reopened. So long as the Debtors, Post-Effective Date Debtors, and/or the Litigation Trust, as applicable, are required to make these payments, the Debtors, Post-Effective Date Debtors, and/or the Litigation Trust, as applicable, shall file with the Court quarterly reports in the form specified by the U.S. Trustee for that purpose.

SS.	Retention of Jurisdiction.

121. Notwithstanding the entry of this Confirmation Order, the occurrence of the Effective Date, or the closing of the Chapter 11 Cases, and without limiting any other retention of jurisdiction set forth in this Confirmation Order, pursuant to sections 105 and 1142 of the Bankruptcy Code, the Court, except as otherwise explicitly provided in the Plan or this Confirmation Order, shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases to the fullest extent permitted by law, including, but not limited to, jurisdiction over the matters set forth in Article XI of the Plan.

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TT.	Terms of Injunction and Automatic Stay.

122. Unless otherwise provided in the Plan, all injunctions or stays arising under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

UU.	Reports.

123. After the Effective Date of the Plan, the Debtors have no obligation to file with the Court or serve on any parties reports that the Debtors were obligated to file under the Bankruptcy Code or a Court order, including monthly operating reports (even for those periods for which a monthly operating report was not filed before such Effective Date), ordinary course professional reports, and monthly or quarterly reports for Professionals; provided, however, that the Debtors will comply with the U.S. Trustee’s quarterly reporting requirements. From Confirmation through the Effective Date of the Plan, the Debtors will file such reports as are required under the Bankruptcy Local Rules.

VV.	Closing of Chapter 11 Cases.

124. The Post-Effective Date Debtors or Litigation Trustee, as applicable, shall, promptly after the full administration of the Chapter 11 Cases, file with the Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Court to close the Chapter 11 Cases; provided that, as of the Effective Date, the Post-Effective Date Debtors or Litigation Trustee may submit separate orders to the Court under certification of counsel previously provided to the U.S. Trustee closing certain individual Chapter 11 Cases and changing the caption of the Chapter 11 Cases accordingly. Nothing in this Plan shall authorize the closing of any case effective as of a date that precedes the date any such order is entered. Any request for such relief shall be made on motion served on the U.S. Trustee, and the Court shall rule on such request after notice

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and a hearing. Upon the filing of a motion to close the last Chapter 11 Case remaining open, the Litigation Trustee or the Post-Effective Date Debtors, as applicable, shall file a final report with respect to all of the Chapter 11 Cases pursuant to Local Rule 3022-1.

125. Upon the Effective Date, and in consideration of the distributions to be made hereunder, except as otherwise expressly provided in the Plan, each holder (as well as any representatives, trustees, or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interest, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtors against the Debtors, the Post-Effective Date Debtors, or any of their Assets or property, whether or not such holder has filed a Proof of Claim and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

WW.	Dissolution of the Creditors’ Committee.

126. On the Effective Date, the UCC shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and obligations arising from, or related to, the Chapter 11 Cases; provided, however, that after the Effective Date, the UCC shall continue to exist and have standing and a right to be heard for the following limited purposes: (i) applications, and any relief related thereto, for payment of Professional Fee Claims and requests for allowance of Administrative Expense Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code, and (ii) any appeals of this Confirmation Order or any such other appeals to which the UCC is a party.

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XX.	Governance of the Post-Effective Date Debtors.

127. On and after the Effective Date, the Post-Effective Date Debtors, pursuant to the applicable New Organizational Documents, and the Litigation Trust, in accordance with the Litigation Trust Agreement, shall act for the Post-Effective Date Debtors in the same fiduciary capacity as applicable to a board of managers, directors, officers, subject to the provisions hereof (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same). As of the Effective Date, except as set forth in Article IV.N of the Plan, all directors, managers, and other members of existing boards or governance bodies of the Debtors shall cease to hold office or have any authority from and after such time unless such individuals are selected to hold positions pursuant to the applicable governing body or documents with respect to the Post-Effective Date Debtors. Each such director and officer of the Reorganized Debtors as disclosed in the Plan Supplement shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents, the Employment Agreements (if assumed by the Post-Effective Date Debtors, as applicable), and other constituent documents of the Post-Effective Date Debtors.

YY.	Governmental Approvals Not Required.

128. Except as otherwise specifically provided herein, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and the Disclosure Statement, and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereto.

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129. Nothing in the Confirmation Order or the Plan shall effect a release of any claim by the United States Government or any of its agencies or any state and local authority whatsoever, including without limitation any claim arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against any party or person, nor shall anything in the Confirmation Order or the Plan enjoin the United States or any state or local authority from bringing any claim, suit, action, or other proceedings against any party or person for any liability of such persons whatever, including without limitation any claim, suit or action arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against such persons, nor shall anything in the Confirmation Order or the Plan exculpate any party or person from any liability to the United States Government or any of its agencies or any state and local authority whatsoever, including any liabilities arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against any party or person.

ZZ.	DASNY Reservation of Rights.

130. For the reasons set forth in the objection filed by the Dormitory Authority of the State of New York (“DASNY”) [Docket No. 761] (the “DASNY Objection”), DASNY has not consented, and does not consent, to the assumption and/or assignment of the “Contract” (as defined in the DASNY Objection), except as set forth herein. Pursuant to Article V.A.1 of the Plan and this Confirmation Order, the Contract shall be assumed by the Post-Effective Date Debtors on the Effective Date in connection with the Reorganization Transactions with DASNY’s consent. To the extent that the Debtors do not consummate the Reorganization Transactions, the Contract shall not be assumed and/or assigned absent resolution of the DASNY Objection, and the Debtors’ and DASNY’s rights are reserved in connection therewith.

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AAA.	Post-Confirmation Notices and Bar Dates.

131. Pursuant to Bankruptcy Rules 2002 and 3020(c), no later than seven (7) days after the Effective Date, the Post-Effective Date Debtors must cause notice of Confirmation and occurrence of the Effective Date (the “Notice of Effective Date”) to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice.

132. The Notice of Effective Date will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non- bankruptcy law.

133. Except as otherwise provided in the Plan, requests for payment of General Administrative Expense Claims must be Filed and served on the Debtors, or the Post-Effective Date Debtors, no later than the Administrative Expense Claims Bar Date applicable to the Debtor against whom the General Administrative Expense Claim is asserted pursuant to the procedures specified in this Confirmation Order and the notice of the Effective Date. Subject to further order of the Court, Holders of General Administrative Expense Claims that are required to File and serve a request for payment of such General Administrative Expense Claims by the Administrative Expense Claims Bar Date that do not File and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such General Administrative Expense Claims against the Debtors or their respective property, and such General Administrative Expense Claims shall be deemed forever discharged and released as of the Effective Date. Subject to further order of the Court, any requests for payment of General Administrative Expense Claims that are not properly Filed and served by the Administrative

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Expense Claims Bar Date shall not appear on the Claims Register and shall be Disallowed automatically without the need for further action by the Debtors or further order of the Court.

BBB.	Plan and Confirmation Order Nonseverable and Mutually Dependent.

134. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

CCC.	Post-Confirmation Modifications.

135. Subject to the limitations set forth in the Plan, after entry of this Confirmation Order but prior to the substantial consummation of the Plan the Debtors may alter, amend, or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code; provided, however, that the Debtors shall file any such altered, amended or modified version of the Plan on the docket of the Chapter 11 Cases concurrently with the Notice of Effective Date. The Debtors are authorized to make appropriate technical adjustments, remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Plan Supplement, and this Confirmation Order.

DDD.	Confirmation Order Supersedes.

136. This Confirmation Order shall supersede any Court orders issued in the Chapter 11 Cases prior to the Confirmation Date that may be inconsistent with this Confirmation Order, in each case solely to the extent of the inconsistency. The Debtors are currently unaware of any inconsistency.

EEE.	Conflicts Between This Confirmation Order and the Plan.

137. To the extent that any provision of the Disclosure Statement or any other order of the Court (other than this Confirmation Order) referenced in the Plan (or any exhibits, appendices, supplements, or amendments to any of the foregoing) conflicts with or is in any way inconsistent with any provision of the Plan, the Plan shall govern and control. To the extent that any provision

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in the Plan conflicts with or is in any way inconsistent with any provision of this Confirmation Order, this Confirmation Order shall govern and control.

FFF.	Recording.

138. The Debtors and the Post-Effective Date Debtors are authorized to deliver a notice or short form of this Confirmation Order, with the Plan attached (in a form complying with any applicable non-bankruptcy rules or regulations), to any state or local recording officer, and such officer shall accept for filing such documents or instruments without charging any stamp tax, recording tax, personal property transfer tax, mortgage, or other similar tax. Such notice (a) shall have the effect of an order of this Court and (b) shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers. The Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

GGG.	Documents, Mortgages, and Instruments.

139. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, the transactions contemplated thereby, and this Confirmation Order.

HHH.	Substantial Consummation.

140. Substantial consummation of the Plan under section 1101(2) of the Bankruptcy Code shall be deemed to occur on the Effective Date.

III.	Applicable Non-Bankruptcy Law.

141. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan and any related documents, or any amendments or modifications thereto, shall apply and are enforceable notwithstanding any otherwise applicable non-bankruptcy law.

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JJJ.	Waiver of Stay

142. The requirements under Bankruptcy Rule 3020(e) that an order confirming a Plan is stayed until the expiration of fourteen (14) days after entry of the order is hereby waived. This Confirmation Order is a Final Order and shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062. The Debtors are authorized to consummate the Plan on any business day after entry of this Confirmation Order, subject to satisfaction or waiver (by the required parties) of the conditions set forth in Article IX of the Plan.

### End of Order ###

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Order submitted by:

SIDLEY AUSTIN LLP

Thomas R. Califano (24122825)

Rakhee V. Patel (00797213)

Jeri Leigh Miller (24102176)

2021 McKinney Avenue, Suite 2000

Dallas, Texas 75201

Telephone:  (214) 981-3300

Facsimile:   (214) 981-3400

Email:    tom.califano@sidley.com

       rpatel@sidley.com

       jeri.miller@sidley.com

and

Ameneh Bordi (admitted pro hac vice)

Weiru Fang (admitted pro hac vice)

787 Seventh Avenue

New York, New York 10019

Telephone:  (212) 839-5300

Facsimile:   (212) 839-5599

Email:    abordi@sidley.com

       weiru.fang@sidley.com

Attorneys for the Debtors

and Debtors in Possession

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Exhibit A

Third Amended Plan

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SIDLEY AUSTIN LLP

Thomas R. Califano (24122825)

Rakhee V. Patel (00797213)

Jeri Leigh Miller (24102176)

2021 McKinney Avenue, Suite 2000

Dallas, Texas 75201

Telephone:	(214) 981-3300
Facsimile:	(214) 981-3400
Email:	tom.califano@sidley.com rpatel@sidley.com jeri.miller@sidley.com

SIDLEY AUSTIN LLP

Ameneh Bordi (admitted pro hac vice)

Weiru Fang (admitted pro hac vice)

787 Seventh Avenue

New York, New York 10019

Telephone:	(212) 839-5300
Facsimile:	(212) 839-5599
Email:	abordi@sidley.com
weiru.fang@sidley.com

Counsel for the Debtors and

Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: EBIX, INC., et al.,[1] Debtors.	Chapter 11 Case No. 23-80004 (SWE) (Jointly Administered)

THIRD AMENDED JOINT CHAPTER 11 PLAN

OF EBIX, INC. AND ITS DEBTOR AFFILIATES

Dated: August 2, 2024

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Ebix, Inc. (1975), Vertex, Incorporated. (6295), P.B. Systems, Inc. (9074), Ebix Consulting, Inc. (6666), Ebix US, LLC (N/A), Facts Services, Inc. (1348), Doctors Exchange, Inc. (N/A), Ebix International LLC (N/A), Agency Solutions. com, LLC d/b/a Health Connect LLC (N/A), ConfirmNet Corporation (2737), A.D.A.M., Inc. (8070), and Ebix Latin America, LLC (N/A). The Debtors’ mailing address is 1 Ebix Way, Johns Creek, Georgia 30097.

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TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS AND RULES OF INTERPRETATION			1

A.	Defined Terms		1

B.	Rules of Interpretation		17

C.	Computation of Time		18

D.	Reference to Monetary Figures		18

E.	Reference to the Debtors		18

F.	Controlling Document		19

G.	Consent Rights		19

ARTICLE II. DIP CLAIMS, ADMINISTRATIVE EXPENSE CLAIMS, AND PRIORITY TAX CLAIMS			19

A.	DIP Claims		19

B.	General Administrative Expense Claims		20

C.	Professional Claims		21

	1.	Final Fee Applications and Payment of Professional Claims	21

	2.	Professional Claim Reserve Account	21

	3.	Post-Effective Date Fees and Expenses	21

D.	Priority Tax Claim		21

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS			22

A.	Classification of Claims and Interests		22

B.	Treatment of Claims and Interests		23

	1.	Class 1 – Other Secured Claims	23

	2.	Class 2 – Other Priority Claims	24

	3.	Class 3 – Prepetition Secured Lender Claims	24

	4.	Class 4 – General Unsecured Claims	24

	5.	Class 5 – Intercompany Claims	25

	6.	Class 6 – Section 510(b) Claims	25

	7.	Class 7 – Existing Equity Interests	25

	8.	Class 8 – Intercompany Interests	26

C.	Special Provision Governing Unimpaired Claims		26

D.	Elimination of Vacant Classes		26

E.	Acceptance or Rejection of this Plan		26

	1.	Acceptance or Rejection of this Plan	26

	2.	Voting Classes	27

i

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F.	Confirmation and Section 1129(b) of the Bankruptcy Code		27

G.	Subordination of Claims		27

H.	Subordination Agreements		27

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THIS PLAN			27

A.	No Substantive Consolidation		27

B.	General Settlement of Claims and Interests		27

C.	Transactions		29

D.	Reorganization Transactions		29

	1.	New Money Investment and Issuance of Reorganized Ebix Interests	29

	2.	Assumed Liabilities	29

	3.	Exit Financing Facility	29

	4.	Additional Provisions Related to Emergence	30

E.	Non-L&A Sale		30

F.	Litigation Trust		31

	1.	Interest in the Litigation Trust	31

	2.	Creation and Governance of the Litigation Trust	31

	3.	Litigation Trustee and Litigation Trust Agreement	31

	4.	Cooperation of Post-Effective Date Debtors	32

	5.	Litigation Trust Causes of Action	32

	6.	Litigation Trust Fees and Expenses	33

	7.	Tax Treatment	33

	8.	Termination and Dissolution of the Litigation Trust	34

	9.	Single Satisfaction of Allowed Claims From Litigation Trust	34

	10.	GUC Recovery Pool Distribution	34

G.	Sources of Consideration for Plan Distributions		34

H.	Cancellation of Existing Securities		34

I.	Corporate Action		35

J.	Effectuating Documents; Further Transactions		36

K.	Corporate Existence		37

L.	Vesting of Assets in the Post-Effective Date Debtors		37

M.	New Organizational Documents		38

N.	Post-Effective Date Ebix Board		38

O.	Employee Benefits		38

P.	Exemption from Certain Taxes and Fees		39

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Q.	Preservation of Causes of Action		39

	1.	Maintenance of Causes of Action	39

	2.	Preservation of All Causes of Action Not Expressly Settled or Released	40

R.	Closing the Chapter 11 Cases		40

S.	Payment of Certain Fees		40

T.	Fiduciary Duties		41

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES			41

A.	Assumption and Rejection of Executory Contracts and/or Unexpired Leases		41

	1.	Reorganization Transactions	41

	2.	Non-L&A Sales	41

	3.	General Provisions	42

B.	Claims Based on Rejection of Executory Contracts and/or Unexpired Leases		43

C.	Preexisting Obligations to the Debtors Under Executory Contracts and/or Unexpired Leases		44

D.	Insurance Policies		44

E.	Reservation of Rights		45

F.	Contracts and Leases Entered Into After the Petition Date		45

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS			45

A.	Timing and Calculation of Amounts to Be Distributed		45

B.	Disbursing Agent		45

C.	Rights and Powers of Disbursing Agent		46

	1.	Powers of Disbursing Agent	46

	2.	Expenses Incurred on or After the Effective Date	46

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions		46

	1.	Record Date for Distribution	46

	2.	Delivery of Distributions in General	46

	3.	Undeliverable Distributions and Unclaimed Property	46

	4.	Surrender of Canceled Instruments or Securities	47

E.	Manner of Payment		47

F.	Compliance with Tax Requirements		47

G.	Allocations		47

H.	[Intentionally Omitted]		48

I.	Foreign Currency Exchange Rates		48

J.	Setoffs and Recoupments		48

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K.	Minimum Cash Distributions		48

L.	Claims Paid or Payable by Third Parties		48

	1.	Claims Paid by Third Parties	48

	2.	Claims Payable by Third Parties	49

	3.	Applicability of Insurance Contracts	49

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS			49

A.	Allowance of Claims		49

B.	Claims Administration Responsibilities		50

C.	Adjustment to Claims Without Objection		50

D.	Time to File Objections to Claims		50

E.	Disallowance of Claims or Interests		50

F.	Amendments to Proofs of Claim		51

G.	No Transfers of Claims After Effective Date		51

H.	No Distributions Pending Allowance		51

I.	Distributions After Allowance		51

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS			51

A.	Discharge of Claims and Termination of Interests		51

B.	Release of Liens		52

C.	Release of Claims and Causes of Action		53

	1.	Releases by the Debtors and Their Estates	53

	2.	Release by Third Parties	54

D.	Waiver of Statutory Limitations on Releases		55

E.	Exculpation		56

F.	Injunction		56

G.	Binding Nature of the Plan		57

H.	Protections Against Discriminatory Treatment		57

I.	Reimbursement or Contribution		58

J.	Gatekeeping Provision		58

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THIS PLAN			58

A.	Conditions Precedent to the Effective Date		58

B.	Waiver of Conditions		60

C.	Effect of Failure of Conditions		60

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D.	Substantial Consummation	60

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN		61

A.	Modification and Amendments	61

B.	Effect of Confirmation on Modifications	61

C.	Revocation or Withdrawal of Plan	61

ARTICLE XI. RETENTION OF JURISDICTION		61

ARTICLE XII. MISCELLANEOUS PROVISIONS		64

A.	Immediate Binding Effect	64

B.	Dissolution of the Creditors’ Committee	64

C.	Additional Documents	64

D.	Payment of Statutory Fees	64

E.	Reservation of Rights	65

F.	Successors and Assigns	65

G.	Notices	65

H.	Term of Injunctions or Stays	66

I.	Entire Agreement	66

J.	Exhibits and Annexes	66

K.	Non-Severability of Plan Provisions	67

L.	Governing Law	67

M.	Waiver or Estoppel	67

v

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Ebix, Inc. and the above-captioned debtors and debtors in possession (each a “Debtor”) and collectively, the “Debtors”) propose this third amended joint chapter 11 plan, including the exhibits hereto and the Plan Supplement (as may be amended or modified from time to time, the “Plan”) for the resolution of the outstanding claims against, and equity interests in, the Debtors. Although proposed jointly for administrative purposes, this Plan constitutes a separate Plan for each Debtor. The Plan does not contemplate substantive consolidation of any of the Debtors. Holders of Claims or Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, business, assets, results of operations, historical financial information, risk factors, marketing process, a summary and analysis of this Plan, and certain related matters.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.

“Administrative Expense Claim(s)” means a Claim for costs and expenses of administration of the Chapter 11 Cases arising on or after the Petition Date and until and including the Effective Date that is allowable under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2) or 507(b) of the Bankruptcy Code that has not already been paid, including: (a) the actual and necessary costs and expenses of preserving the Estates and operating the Debtors’ businesses; (b) the Professional Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

“Administrative Expense Claims Bar Date” means the deadline for Filing requests for payment of Administrative Expense Claims, which: (a) with respect to General Administrative Expense Claims other than those that were accrued in the ordinary course of business, shall be thirty (30) days after the Effective Date; and (b) with respect to Professional Claims, shall be forty-five (45) days after the Effective Date, unless otherwise ordered by the Court.

“Affiliate(s)” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person or Entity that is not a Debtor, the term “Affiliate” shall apply to such Person or Entity as if the Person or Entity were a Debtor.

“Allowed” means a Claim or Interest (or portion thereof) that (a) is listed in the Schedules, which may be amended by the Debtors, as neither disputed, contingent, nor unliquidated and with respect to which no claim objection or contrary or superseding Proof of Claim has been Filed, and that has not been paid pursuant to an order of this Court or otherwise satisfied prior to the Effective Date; (b) is evidenced by a Proof of Claim Filed on or before the applicable Bar Date for which no objection has been Filed on or before the Claims Objection Deadline; (c) is not the subject of an objection to allowance that was Filed on or before the Claim Objection Deadline that has not been settled, waived, withdrawn, or denied pursuant to a Final Order; or (d) is expressly allowed (i) pursuant to a Final Order, (ii) pursuant to an agreement between the Holder of such Claim or Interest and the Debtors, or (iii) pursuant to the terms of this Plan; provided, however that proofs

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of interest need not be Filed with respect to any Interest. A Claim evidenced by a Proof of Claim Filed after the applicable Bar Date shall not be Allowed for any purpose whatsoever absent entry of a Final Order allowing such late-Filed Claim, except as otherwise provided by Bankruptcy Rules 3002(c) and 3003(c).

“Amadeus” means Amadeus IT Group, S.A.

“Assigned Causes of Action” means all Causes of Action of the Debtors under chapter 5 of the Bankruptcy Code or under similar or related state or federal statutes and common law, including, without limitation, all preference, fraudulent conveyance, fraudulent transfer, and/or other similar avoidance claims, rights, and causes of action, and commercial tort law against Amadeus.

“Assumed Liabilities” means the liabilities set forth in the “Assumption of Liabilities” section of the Plan Term Sheet attached as Exhibit 1 to the PSA.

“Assumption and Assignment Notice” means the notice to be sent to each non-Debtor counterparty to a relevant Executory Contract or Unexpired Lease regarding the potential assumption and assignment of certain contracts and the Debtors’ calculation of the amount necessary to cure any monetary defaults under such contract, in accordance with the Non-L&A Bid Procedures Order.

“Assumption and Assignment Procedures” means the assumption and assignment procedures set forth in the in the Non-L&A Bid Procedures Order for Executory Contracts and Unexpired Leases.

“Available Cash” means the aggregate sum of, as applicable, (a) all Cash or Cash equivalents of the Debtors, including, without limitation, (i) the Net Sale Proceeds, (ii) the Net Reorganization Transaction Proceeds, including the Plan Sponsor Deposit, (iii) all proceeds from the monetization, liquidation, and/or transaction of any kind on account of, or in connection with, any Prepetition Collateral to the extent such Prepetition Collateral is not monetized or liquidated through the foregoing clauses (i)-(ii), less (b) the amount of cash (i) necessary to pay Allowed Administrative Expense Claims (excluding any Priority Tax Claims that will be paid in the ordinary course of business under this Plan), Allowed DIP Claims, if applicable, and Allowed Professional Fee Claims in accordance with the Plan, (ii) any Litigation Trust Funding, (iii) payment of all statutory fees payable under section 1930 of chapter 123 of title 28 of the United States Code, and (iv) funding and maintenance of any reserves required under the Plan, any agreement, or applicable law; provided that Available Cash shall not include Litigation Trust Proceeds.

“Backup Bidders Causes of Action” means, collectively, those Causes of Action, as specified in the applicable asset purchase agreement, sold pursuant to each Backup Bidder Sale.

“Backup Bidder Sales” means, collectively, (i) the sale of the Debtors’ A.D.A.M. and Oakstone businesses to Everyday Health Media, LLC in accordance with that certain Asset Purchase Agreement dated June 26, 2024 (as such may be amended, modified, or supplemented from time to time hereafter) by and between Ebix, Inc. and Everyday Health Media, LLC; and (ii) the sale of the Debtors’ remaining North American business, exclusive of the A.D.A.M. and

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Oakstone businesses, to Fortium Investments Inc. in accordance with the that certain Asset Purchase Agreement dated June 13, 2024, as amended (as such may be amended, modified, or supplemented from time to time hereafter), by and between Ebix, Inc. and Fortium Investments Inc.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as in effect on the Petition Date, together with all amendments, modifications, and replacements of the foregoing that are made retroactive to the Petition Date, as the same may exist on any relevant date to the extent applicable to the Chapter 11 Cases.

“Bankruptcy Rule(s)” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code and the general, local, and chambers rules of the Court, each as amended from time to time.

“Bar Date” means, (a) with respect to any Entity that is not a Governmental Unit, March 18, 2024, and (b) with respect to a Governmental Unit, June 14, 2024, each of which were the dates set by the Order (I) Setting Bar Dates for Filing Proofs of Claim; (II) Approving Form and Manner for Filing Proofs of Claim; (III) Approving Notice of Bar Dates, and (IV) Granting Related Relief [Docket No. 291] as the date by which Proofs of Claim must be Filed with respect to Claims other than Administrative Expense Claims or other Claims for which the Court enters an order excluding the Holders of such Claims from the requirement of Filing Proofs of Claim by such date.

“Business Day” means any day other than a Saturday, Sunday, or other day on which the New York Stock Exchange or NASDAQ is closed for trading.

“Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.

“Causes of Action” means any Claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment; (b) claims under contracts or for breaches of duties imposed by law; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any claim under any state or foreign law, including, without limitation, any fraudulent transfer or similar claim.

“Chapter 11 Cases” means the cases filed by the Debtors under chapter 11 of the Bankruptcy Code and jointly administered for procedural purposes only as case number 23-80004 pending in the Court.

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“Claim(s)” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

“Claim Objection Deadline” means the deadline for Filing an objection to any Claim, which deadline shall be one-hundred eighty (180) days after the Effective Date, subject to any extensions approved by an order of the Court; provided however, that the Claims Objection Deadline shall not apply to any Claims Filed after the applicable Bar Date.

“Claims and Balloting Agent” means Omni Agent Solutions, Inc., the notice, claims, and solicitation agent retained by the Debtors in these Chapter 11 Cases.

“Claims Register” means the official register of Claims maintained by the Claims and Balloting Agent.

“Class” means a category of Holders of Claims or Interests pursuant to sections 1122(a) and 1123(a) of the Bankruptcy Code.

“CM/ECF” means the Court’s Case Management and Electronic Case Filing system.

“Conditions Precedent” has the meaning set forth in Article IX herein.

“Confirmation” means the entry of the Confirmation Order on the docket of these Chapter 11 Cases.

“Confirmation Hearing” means the hearing(s) before the Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

“Confirmation Order” means the order of the Court confirming this Plan under section 1129 of the Bankruptcy Code.

“Consummation” means the occurrence of the Effective Date.

“Court” or “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

“Creditors’ Committee” means the statutory committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

“Cure” means payment of all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contracts or Unexpired Leases (or such lesser amount as may be agreed upon by the parties to the Executory Contract or Unexpired Lease) that are to be assumed and assigned by the Debtors pursuant to section 365 or 1123 of the Bankruptcy Code.

“Cure Notice” means one or more notices (and any supplements, modifications, or amendments thereto), including without limitation, the Notice of Cure Amounts and Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale Transaction [Docket No. 635], filed on June 4, 2024; Supplemental Notice of Cure Amounts and Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in

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Connection with Sale Transaction [Docket No. 639], filed on June 12, 2024; Second Supplemental Notice to the Initial Potential Assumption and Assignment Notice [Docket No. 678], filed on June 25, 2024; Third Supplemental Notice of Cure Amounts and Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale Transaction [Docket No. 731], filed on July 9, 2024; and Fourth Supplemental Notice of Cure Amounts and Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale Transaction [Docket No. 750], filed on July 15, 2024, collectively listing the potential Executory Contracts and Unexpired Leases to be Assumed in connection with the Plan and related Cure amounts.

“D&O Liability Insurance Policies” means all insurance policies that have been issued (or provide coverage) at any time to any of the Debtors (or any of their predecessors) for directors’, managers’, and officers’ liability (including any “tail policy” or run-off coverage) and all agreements, documents, or instruments relating thereto.

“Debtor(s)” has the meaning ascribed to it in the recitals.

“Debtor Release” means the release of the Debtor Released Parties as provided for in Article VIII.C.

“Debtor Releasing Parties” shall have the meaning ascribed to such term in Article VIII.C.1 herein.

“Deposit Balance Amount” means the New Money Investment less the Plan Sponsor Deposit.

“DIP Agent” means the “DIP Agent” as defined in the DIP Order.

“DIP Claims” means all Claims held by the DIP Secured Parties on account of, arising under or relating to the DIP Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges arising under the DIP Credit Agreement. For the avoidance of doubt, the DIP Claims shall include all “DIP Obligations” as such term is defined in the DIP Order.

“DIP Credit Agreement” means that certain Senior Secured Superiority Debtor-in- Possession Credit Agreement, dated as of December 19, 2023 by and among the Debtors, the DIP Agent, and the lender parties thereto from time to time, as amended, restated, supplemented, or otherwise modified from time to time.

“DIP Documents” means the “DIP Documents” as defined in the DIP Order.

“DIP Interest” means interest payable under and in accordance with the DIP Documents.

“DIP Interest Amount” means DIP Interest for the period between August 15, 2024 and the Effective Date, which is approximately $77,000 for the period of August 15, 2024 to August 31, 2024.

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“DIP Order” means the Final Order (I) Authorizing (A) Postpetition Financing, and (B) The Use of Cash Collateral; (II) Granting Liens and Providing Superpriority Administrative Expense Claims; (III) Granting Adequate Protection to Prepetition Lenders; (IV) Modifying the Automatic Stay and (V) Granting Related Relief [Docket No. 255].

“DIP Secured Parties” means the “DIP Secured Parties” as defined in the DIP Order.

“Disallowed” means a Claim or an Interest (or portion thereof) that has been disallowed, denied, dismissed, or overruled pursuant to this Plan or a Final Order of the Court or of any other court of competent jurisdiction.

“Disbursing Agent” means, as applicable, the Debtors, the Post-Effective Date Debtors, the Litigation Trustee, or such other Entity designated by the Debtors, the Post-Effective Date Debtors, or Litigation Trustee to hold and disburse the applicable Plan Distributions to Holders of Allowed Claims, Allowed Interests, or other eligible Entities pursuant to the terms of this Plan.

“Disclosure Statement” means the disclosure statement for this Plan, filed contemporaneously herewith and incorporated herein by reference (as such may be amended, modified, or supplemented from time to time hereafter), including all exhibits and schedules thereto.

“Disclosure Statement Order” means one or more orders of the Bankruptcy Court approving the Disclosure Statement as providing “adequate information” within the meaning of section 1125(a) of the Bankruptcy Code and establishing certain dates, deadlines, and procedures related to Confirmation of the Plan.

“Disputed” means a Claim or an Interest (or portion thereof), (a) that is neither an Allowed Claim nor a Disallowed Claim; (b) that is listed on the Schedules as “disputed,” “unliquidated,” or “contingent”; or (c) for which a timely objection to such Claim has been Filed, which objection has not been withdrawn or determined pursuant to a Final Order.

“Distribution Date” means the date or dates determined by the Disbursing Agent, upon which the Disbursing Agent shall make Plan Distributions in accordance with the terms of this Plan.

“Distribution Record Date” means the record date for purposes of making Plan Distributions under this Plan, which date shall be the Effective Date.

“DOF Election” has the meaning set forth in Article IV.F.7 herein.

“Effective Date” means the date that is the first Business Day after Confirmation on which all Conditions Precedent have been satisfied or waived in accordance with this Plan and the Confirmation Order. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

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“Estate(s)” means the estate(s) of any of the Debtors created under sections 301 and 541 of the Bankruptcy Code upon the commencement of each of the Debtors’ Chapter 11 Cases.

“Exculpated Parties” means, collectively, (a) the Debtors, (b) any Statutory Committee and each of its members, and (c) the directors of the Debtors as of the Petition Date.

“Exculpation” means the exculpation provision set forth in Article VIII.E hereof.

“Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment, or rejection under section 365 of the Bankruptcy Code.

“Existing Equity Interest(s)” means, collectively, the shares (or any Class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any Class thereof), common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtors (in each case whether or not arising under or in connection with any employment agreement); provided, that no Intercompany Interest shall be an Existing Equity Interest.

“Exit Financing Credit Agreement” means the credit agreement evidencing the Exit Financing Facility.

“Exit Financing Facility” means the credit facility to be entered into by the Post-Effective Date Debtors at the Plan Sponsor’s discretion that shall provide for proceeds of up to $25 million on the Effective Date.

“Exit Financing Facility Documents” means the Exit Financing Credit Agreement and any guarantee, security agreement, deed of trust, mortgage, and other relevant documentation entered into with respect to the Exit Financing Facility.

“Extended Emergence Costs” means, in the event the Effective Date does not occur on or before August 15, 2024, an amount equal to Administrative Expense Claims (up to $3 million) and DIP Interest, in each case, incurred by the Debtors between August 15, 2024 and the Effective Date.

“Extended Emergence Funding Amount” means, together, (a) $3 million plus (b) the DIP Interest Amount.

“Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

“File,” “Filed,” or “Filing” means file, filed, or filing with the Court or its authorized designee in these Chapter 11 Cases.

“Final Order” means an order or judgment, as applicable, of the Court or other court of competent jurisdiction, with respect to the relevant subject matter, that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and

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no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulting in no modification of such order or judgment, or has been otherwise dismissed with prejudice.

“General Administrative Expense Claim(s)” means an Administrative Expense Claim other than a Professional Claim.

“General Unsecured Claim(s)” means an unsecured claim, including any Lender Deficiency Claim or any deficiency Claim under section 506(a) of the Bankruptcy Code on account of an Other Secured Claim, that is not entitled to priority under the Bankruptcy Code and that is not an Intercompany Claim.

“Global Settlement” means the settlement by and among the Debtors, the DIP Secured Parties, the Prepetition Secured Lender Parties, the Creditors’ Committee, and the Plan Sponsor, which settlement is incorporated into the terms of this Plan.

“Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

“GUC Recovery Pool” means a $3.5 million payment made by the Plan Sponsor solely for the benefit of Holders of Allowed Non-Lender GUC Claims to be held in escrow on or before July 29, 2024 in accordance with the PSA, which is, for the avoidance of doubt, contingent upon the closing of the Reorganization Transaction with the Plan Sponsor with the New Money Investment of no less than $145 million. The GUC Recovery Pool shall be separate, apart from, and in addition to the New Money Investment. For the avoidance of doubt, Holders of Prepetition Secured Lender Claims, Lender Deficiency Claims, DIP Claims, Administrative Expense Claims, Professional Claims, Priority Tax Claims, Other Secured Claims, and Other Priority Claims shall not share in the GUC Recovery Pool.

“Holder(s)” means an Entity holding a Claim or Interest, as applicable.

“Impaired” means a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

“Insurance Contracts” means all insurance policies, including the D&O Liability Insurance Policies, that have been issued (or provide coverage) at any time to any of the Debtors (or any of their predecessors) and all agreements, documents, or instruments relating thereto.

“Insurer” means any company or other entity that issued an Insurance Contract and includes any third-party administrator of or for any Insurance Contract, along with any predecessors, successors, and/or Affiliates thereof.

“Intercompany Claim(s)” means any and all Claims against any of the Debtors by the Debtors and any direct or indirect subsidiary.

“Intercompany Interest(s)” means any and all Interests in a Debtor or a subsidiary of a Debtor that are owned or held by another Debtor.

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“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated June 5, 2023, whereby the Debtors have agreed that any intercompany payable owed by Debtor Ebix, Inc. or any guarantor party to the Prepetition Credit Agreement is subordinated and junior in right of payment to all obligations of Debtor Ebix, Inc. or such guarantor under the Prepetition Credit Agreement.

“Interest(s)” means (a) any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor that existed immediately prior to the Petition Date, including all units, shares, common stock, preferred stock, membership interests, and other instruments evidencing any fixed or contingent ownership in any Debtor or any rights to purchase or demand the issuance of any of the foregoing (including options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, or convertible, exercisable, or exchangeable securities); or (b) any other agreement, arrangement, or commitment of any character relating to, or whose value is related to, any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“L&A APA” means that certain asset purchase agreement dated December 18, 2023, entered into by and between Debtor Ebix, Inc. as seller and Zinnia Distributor Solutions LLC, as purchaser.

“L&A Sale” means the sale of the assets specified in the L&A APA and authorized by the L&A Sale Order.

“L&A Sale Account” means the segregated account with, or subject to a control agreement in favor of, the Prepetition Agent or in such other account as the Prepetition Agent may agree, created in accordance with paragraph 10 of the L&A Sale Order.

“L&A Sale Order” means the Order (I) Authorizing the Sale of the Debtors’ Assets; (II) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto; and (III) Granting Related Relief [Docket No. 334] entered on February 16, 2024.

“Lender Deficiency Claim(s)” means any deficiency Claim(s) on account of the Prepetition Secured Lender Claims after distribution of the proceeds from the Reorganization Transactions or Non-L&A Sales, as applicable.

“Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

“Litigation Trust” means the trust that may be created on the Effective Date pursuant to the Litigation Trust Agreement and in accordance with the terms of this Plan.

“Litigation Trust Agreement” means the trust agreement by and among the Debtors and the Litigation Trustee that, among other things, establishes the Litigation Trust and describes the powers, duties, and responsibilities of the Litigation Trustee, substantially in the form to be included in the Plan Supplement and consistent with Article IV.F of the Plan.

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“Litigation Trust Assets” means the Litigation Trust Causes of Action and any other assets transferred to the Litigation Trust.

“Litigation Trust Causes of Action” means (i) all Causes of Action of the Debtors under chapter 5 of the Bankruptcy Code or under similar or related state or federal statutes and common law, including, without limitation, all preference, fraudulent conveyance, fraudulent transfer, and/or other similar avoidance claims, rights, and causes of action, and commercial tort law, (ii) all Causes of Action of any Debtor (including for the avoidance of doubt any predecessor of any Debtor) or any Debtor’s Estate against any Non-Released Party, (iii) all Causes of Action of the Debtors arising in connection with the Debtors and relating to any act or omission of any Non-Released Party; and (iv) all Causes of Action of any Debtor (including for the avoidance of doubt any predecessor of any Debtor) and the Debtors’ Estates arising under any D&O Liability Insurance Policy solely to the extent such Causes of Action are based on Causes of Action described in sub-sections (i), (ii), and (iii) of this section and to the extent assignable to the Litigation Trust pursuant to the terms of the applicable D&O Liability Insurance Policy; provided, however, that Litigation Trust Causes of Action shall not include any Causes of Action against any Released Party that is released pursuant to the Plan; provided further, that, the Litigation Trust Causes of Action shall not include any Backup Bidders Causes of Action or Post-Effective Date Debtor Causes of Action, as applicable.

“Litigation Trust Expenses” means all reasonable fees, costs, and expenses of and incurred by the Litigation Trust, including legal and other professional fees, costs, and expenses, administrative fees and expenses, insurance fees, taxes, and escrow expenses, including reasonable fees and expenses of the Litigation Trustee, which shall be paid in accordance with the Litigation Trust Agreement.

“Litigation Trust Funding” means any funding to be used by the Litigation Trust and the Litigation Trustee as specified in the Litigation Trust Agreement.

“Litigation Trust Interest” means a non-certificated beneficial interest in the Litigation Trust granted, as applicable, to each Holder of an Allowed General Unsecured Claim, which shall entitle such holder to a Pro Rata share in the Litigation Trust Causes of Action in accordance with the Litigation Trust Agreement and Articles III.B.4 and IV.F of the Plan.

“Litigation Trust Proceeds” means proceeds of the Litigation Trust Causes of Action.

“Litigation Trustee” means the trustee of the Litigation Trust, as selected in consultation with the Prepetition Agent and the Creditors’ Committee, with the role, responsibilities, and authority relating to the Litigation Trust and the Litigation Trust Causes of Action set forth in the Litigation Trust Agreement and Article IV.F of the Plan.

“Majority Consenting Lenders” has the meaning set forth in the RSA.

“Net Reorganization Transaction Proceeds” means the New Money Investment, including the Plan Sponsor Deposit, less actual and customary closing costs and expenses incurred by the Debtors in connection with the Reorganization Transactions.

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“Net Sale Proceeds” means, as applicable, (a) any unused cash remaining in the L&A Sale Account, (b) any unused cash released from any escrow accounts created in connection with the L&A Sale, and (c) the Non-L&A Net Sale Proceeds less actual and customary closing costs and expenses incurred by the Debtors in connection with the Non-L&A Sales.

“New Money Investment” means $145 million (inclusive of the Plan Sponsor Deposit), of which $25 million may be through proceeds of the Exit Financing Facility. The Plan Sponsor shall have deposited the entire New Money Investment into escrow on or before August 15, 2024 or August 30, 2024 in accordance with the PSA and this Plan.

“New Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, or such other applicable formation documents of each Post-Effective Date Debtor.

“Non-Debtor Guarantor Release” means one or more releases and/or waivers executed, in the event the Debtors consummate the Reorganization Transactions, by the Prepetition Agent releasing all claims, Causes of Action, and/or liens arising under the Prepetition Credit Documents with respect to the Non-Debtor Guarantors.

“Non-Debtor Guarantors” means, together, Ebix International Holdings Limited and Ebix Singapore Pte. Ltd., as guarantors under the Prepetition Credit Documents.

“Non-L&A Assets” means the assets of the Debtors and non-Debtor affiliates that were not sold pursuant to the L&A Sale.

“Non-L&A Sales” means, collectively, as applicable, the sales of the Debtors’ Non-L&A Assets, including, as applicable: (i) the Backup Bidder Sales; and (ii) the Other Sales.

“Non-L&A Bid Procedures” means those certain bidding procedures set forth as Exhibit 1 to the Non-L&A Bid Procedures Order, as such procedures may be amended from time to time thereafter in accordance with the Non-L&A Bid Procedures Order.

“Non-L&A Bid Procedures Order” means the Order (I) Approving Bid Procedures for Non-L&A Assets, Equity, and Plan Sponsorship Rights and Authorizing the Sale Transactions, (II) Approving Notices in Connection with the Transactions; and (III) Granting Related Relief [Docket No. 514] entered on April 16, 2024.

“Non-L&A Sale Order” means, as applicable, any order entered by the Court approving any of the Non-L&A Sales, which may be the Confirmation Order.

“Non-L&A Net Sale Proceeds” means the net sale proceeds received by the Debtors from any Non-L&A Sale, less actual and customary closing costs and expenses incurred by the Debtors and non-Debtors in connection with such Non-L&A Sale.

“Non-Lender GUC Claim(s)” means a General Unsecured Claim that is not a Lender Deficiency Claim. For the avoidance of doubt, DIP Claims, Administrative Expense Claims, Professional Claims, Priority Tax Claims, Other Secured Claims, and Other Priority Claims shall not constitute Non-Lender GUC Claims.

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“Non-Released Parties” shall mean any Entities identified in the Plan Supplement as a Non-Released Party. For the avoidance of doubt, Non-Released Parties may nonetheless include Entities that would otherwise be Released Parties but for their identification as a Non-Released Party in the Plan Supplement; provided that, solely in the event that the Reorganization Transactions are consummated, the Non-Released Parties shall not include Mr. Robin Raina and the Debtors’ officers and management.

“Other Priority Claim(s)” means a Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

“Other Sales” means any sales of the Non-L&A Assets, including the sale of the Debtors’ real estate property, other than the assets sold pursuant to the Backup Bidder Sales.

“Other Secured Claim(s)” means any Secured Claim against a Debtor where, pursuant to section 506(a) of the Bankruptcy Code, the Secured Claim is secured by a valid, perfected, and enforceable Lien that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law in or upon any right, title, or interest of the Debtor in and to property of the Estate, to the extent of the value of the Debtors’ interest in such property as of the relevant determination date; provided, that, an Other Secured Claim shall not include a (i) Secured Tax Claim or (ii) Prepetition Secured Lender Claim.

“Person(s)” has the meaning set forth in section 101(41) of the Bankruptcy Code.

“Petition Date” means December 17, 2023, which is the date each of the Debtors filed voluntary petitions in the Court for relief under chapter 11 of the Bankruptcy Code.

“Paydown” means that certain partial paydown to the Prepetition Lenders on account of the Prepetition Secured Lender Claims pursuant to the Order (I) Authorizing the Debtors to Use NA L&A Net Sale Proceeds to Pay Prepetition Secured Claims, (II) Modifying the Automatic Stay in Connection Therewith, and (III) Granting Related Relief [Docket No. 537].

“Plan” has the meaning ascribed to it in the recitals.

“Plan Distribution” means payment(s) or distribution(s) to Holders of Allowed Claims, Holders of Allowed Interests, or other eligible Entities under this Plan.

“Plan Objection Deadline” means the date set by the Court as the deadline for any Person(s) to File an objection to Confirmation of this Plan.

“Plan Sponsor” means the consortium of Eraaya Lifespaces Limited, Vikas Lifecare Limited and Vitasta Software India Private Limited and/or one or more of their designees.

“Plan Sponsor Deposit” means, collectively, an aggregate total of $49.75 million, comprised of (a) the $7.25 million “Initial Deposit” (as defined in the PSA) together with (b)(i) $2.5 million to be deposited on or before July 1, 2024; (ii) an additional $12 million to be deposited on or before July 16, 2024; (iii) $8 million to be deposited on or before July 26, 2024; and (iv) $20 million to be deposited on or before July 29, 2024.

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“Plan Supplement” means those documents and forms of documents, agreements, schedules, and exhibits to this Plan, which shall be Filed by the Debtors no later than seven (7) days prior to the Plan Objection Deadline, or such later date as may be approved by the Court, including, without limitation, (a) the Schedule of Rejected Executory Contracts and Unexpired Leases, if applicable, (b) the Schedule of Retained Causes of Action, (c) schedule of Non-Released Parties, (d) Schedule of Litigation Trust Causes of Action, and (e) the Litigation Trust Agreement. The Debtors shall have the right to amend the documents contained in the Plan Supplement through and including the Effective Date in accordance with the terms of the Plan and the RSA (and subject to the consent, approval and consultation rights set forth therein).

“Post-Effective Date Debtor Causes of Action” means those Causes of Action that directly relate to the assets that are retained by the Post-Effective Date Debtors.

“Post-Effective Date Debtors” means, as applicable, (i) in the event the Debtors consummate the Reorganization Transactions, collectively, the Debtors as reorganized pursuant to the Confirmation Order on or after the Effective Date; or (ii) in the event of the Non-L&A Sales, collectively, the Debtors after the Effective Date.

“Post-Effective Date Ebix Board” means the initial board of directors of the Post-Effective Date Debtors to be appointed on the Effective Date and disclosed in the Plan Supplement.

“Prepetition Agent” means Regions Bank (including any successors thereto) in its capacity as administrative agent and collateral agent of the Prepetition Credit Agreement.

“Prepetition Collateral” means any and all assets of the Debtors subject to a valid, perfected, and enforceable Lien arising under, or relating to the Prepetition Credit Documents, which includes, for the avoidance of doubt, the “Prepetition Collateral” as defined in the DIP Order.

“Prepetition Credit Agreement” means that certain Credit Agreement, dated as of August 5, 2014 (as amended, supplemented, restated or otherwise modified prior to the Petition Date) by and among (a) Ebix, Inc., as borrower, (b) the guarantors party thereto, (c) the Prepetition Agent, and (d) the Prepetition Lenders.

“Prepetition Credit Documents” means the Prepetition Credit Agreement, the Credit Documents (as defined in the Prepetition Credit Agreement), and any other agreements and documents executed or delivered in connection therewith, each as amended, restated, supplemented, or otherwise modified from time to time.

“Prepetition Lenders” means those lenders party from time to time to the Prepetition Credit Agreement.

“Prepetition Secured Lender Claims” means all Claims held by any Prepetition Secured Parties on account of, arising under, or relating to the Prepetition Credit Documents that is a Secured Claim. On the Effective Date, the Prepetition Secured Lender Claims shall be Allowed, after accounting for the Paydown, in an aggregate amount equal to: (i) the principal amount outstanding under the Prepetition Credit Agreement on such date, (ii) all interest accrued and unpaid thereon to the date of payment, (iii) all accrued and unpaid fees, expenses, and

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non-contingent indemnification obligations payable under the Prepetition Credit Documents, and (iv) all other obligations as provided for in the Prepetition Credit Documents, as permitted by the Bankruptcy Code; provided that, notwithstanding anything to the contrary in the Plan, the DIP Orders, or the Prepetition Credit Documents, all adequate protection payments made by the Debtors to Holders of Prepetition Secured Lender Claims and their agents and professionals pursuant to the DIP Orders during the Chapter 11 Cases shall be retained by such Holders and their agents and professionals, as applicable, and not recharacterized as principal payments or otherwise subject to disgorgement, recovery, or avoidance by any party under any legal or equitable theory regardless of whether such payments arguably exceed the Allowed amount of the Prepetition Secured Lender Claims. A Lender Deficiency Claim shall be treated as a General Unsecured Claim for the purposes of this Plan.

“Prepetition Secured Lender Parties” means the Prepetition Agent and the Prepetition Lenders.

“Priority Tax Claim(s)” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

“Professional Claim(s)” means a Claim by a Professional seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

“Professional Claim Reserve Account” means a reserve account in an amount equal to the Professional Claim Reserve Amount funded and maintained by the Debtors on the Effective Date solely for the purpose of paying Allowed but unpaid Professional Claims and other Administrative Expense Claims on account of the Professionals.

“Professional Claim Reserve Amount” means the aggregate amount of unpaid and estimated Professional Claims and other Administrative Expense Claims on account of the Professionals incurred upon, and after giving effect to the occurrence of, the Effective Date to be paid by the Debtors, less the total of any retainers held by the Professionals.

“Professional” means an Entity either (a) employed pursuant to a Court order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code to be compensated for services rendered prior to or on the Effective Date in accordance with sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code, as applicable; or (b) awarded compensation and reimbursement by the Court pursuant to section 503(b)(4) of the Bankruptcy Code.

“Proof of Claim” means a proof of claim Filed against any of the Debtors in these Chapter 11 Cases on or before the applicable Bar Date.

“PSA” means that certain Plan Support Agreement (including all exhibits, annexes, and schedules thereto) dated as of June 12, 2024 and amended as of June 26, 2024 and further amended

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as of July 22, 2024, and as may be further amended or supplemented from time to time thereafter, by and among, the Debtors, the Plan Sponsor, and any other Person that becomes party to the PSA in accordance with the terms thereof.

“Reinstated” means, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

“Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns, and present and former Affiliates (whether by operation of law or otherwise) and each of their respective subsidiaries, and each of their respective current and former officers, directors, principals, employees, shareholders, members (including ex officio members and managing members), managers, managed accounts or funds, management companies, fund advisors, advisory board members, partners, agents, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, in each case acting in such capacity at any time on or after the Petition Date, and any Person claiming by or through any of them, including such Related Persons’ respective heirs, executors, estates, servants, and nominees.

“Release” means the release given by the Releasing Parties to the Released Parties as set forth in Article VIII.C hereof.

“Released Party” and, collectively, the “Released Parties” means each of the following, in each case in their capacity as such (unless such Entity is a Non-Released Party): (a) the Debtors; (b) the Non-Debtor Guarantors, in the event the Debtors consummate the Reorganization Transactions; (c) the Post-Effective Date Debtors; (d) the DIP Secured Parties; (e) the Prepetition Secured Lender Parties; (f) the Creditors’ Committee and each of its members; (g) in the event the Debtors consummate the Reorganization Transactions, the Plan Sponsor and its members; and (h) with respect to each of the foregoing entities in clauses (a) through (g), such Entities’ Related Persons, in each case, solely in their capacity as such; provided that any Holder of a Claim or Interest that affirmatively opts out of the releases provided by the Plan shall not be a “Released Party”; provided, further, that, solely in the event the Debtors consummate the Reorganization Transactions, the Released Parties shall include Mr. Robin Raina and the Debtors’ officers and management, and that in the event of the Non-L&A Sales, such parties shall be Non-Released Parties. The Released Parties shall not include any of the Non-Released Parties.

“Releasing Parties” means, collectively, the following, in each case in their capacity as such unless noted otherwise: (a) each Debtor; (b) the Non-Debtor Guarantors, in the event the Debtors consummate the Reorganization Transactions; (c) each Post-Effective Date Debtor; (d) the DIP Secured Parties; (e) the Prepetition Secured Lender Parties; (f) all Holders of Claims or Interests that vote to accept the Plan; (g) in the event the Debtors consummate the Reorganization Transactions, the Plan Sponsor and its members; (h) the Creditors’ Committee and its members, each in their capacities as such; and (i) each Related Person of each Entity in clause (a) through clause (h) solely to the extent such Related Persons may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clause (a) through clause (h); provided that, in each case, an Entity shall not be a Releasing Party if it (x) elects to opt out of the Third Party Release; or (y) timely objects to the Third Party Release through a formal objection Filed on the docket of the Chapter 11 Cases that is not resolved before Confirmation.

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“Reorganization Transactions” has the meaning set forth in Article IV.C hereof.

“Reorganized Ebix” means in the event the Debtors consummate the Reorganization Transactions, Ebix, Inc. as reorganized pursuant to the Confirmation Order on or after the Effective Date, after giving effect to the Reorganization Transactions and the Plan, including, if applicable, the Reorganized Ebix Conversion.

“Reorganized Ebix Conversion” has the meaning set forth in Article IV.K hereof.

“Reorganized Ebix Interests” means, in the event the Debtors consummate the Reorganization Transactions, the Interests of Reorganized Ebix to be issued upon Consummation of the Plan.

“Restructuring Expenses” means the reasonable and documented fees and expenses of the DIP Agent and Prepetition Agent, including the reasonable and documented fees and expenses of Mayer Brown LLP, Kane Russell Coleman Logan PC, and FTI Consulting, Inc.

“RSA” means that certain Restructuring Support Agreement by and between the Debtors, Ebix International Holdings Limited, Ebix Singapore Pte. Ltd., and the Consenting Secured Parties (as defined in the RSA), dated December 17, 2023, as amended, modified or supplemented from time to time.

“Schedule(s)” means, with respect to each Debtor, the schedule of assets and liabilities and statements of financial affairs, as such may be further amended, modified, or supplemented from time to time by such Debtor at any point prior to the Effective Date and Filed by such Debtor with the Court pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007.

“Schedule of Rejected Executory Contracts and Unexpired Leases” means a schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, which schedule shall be included in the Plan Supplement, as such schedule may be amended, modified, or supplemented from time to time.

“Schedule of Litigation Trust Causes of Action” means the schedule of certain Causes of Action of the Debtors that are (a) not released, waived, or otherwise transferred pursuant to the Plan, L&A Sale, or Non-L&A Sales, and (b) transferred to the Litigation Trust, which schedule shall be included in the Plan Supplement, as such schedule may be amended, modified, or supplemented from time to time.

“Schedule of Retained Causes of Action” means the schedule of Post-Effective Date Debtor Causes of Action, as such schedule may be amended, modified, or supplemented from time to time, to be filed with the Plan Supplement.

“Section 510(b) Claim(s)” means any Claim(s) against any Debtor that is subject to subordination pursuant to section 510(b) of the Bankruptcy Code.

“Secured Claim(s)” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with

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section 506(a) of the Bankruptcy Code; or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

“Secured Tax Claim(s)” means any Secured Claim that, absent its Secured Claim status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

“Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a-77aa, or any similar federal, state, or local law.

“Tax Code” means the United States Internal Revenue Code of 1986, as amended.

“Third Party Release” means the consensual releases of the Released Parties by the Releasing Parties provided for in Article VIII.C.2.

“Transaction Documents” means the definitive documents to effectuate the Transactions, which, as applicable, shall include, without limitation, the Plan, the Disclosure Statement, the Disclosure Statement Order, the Plan Supplement (including the Litigation Trust Agreement), the DIP Documents, the L&A Sale Order and associated sale documents, the Non-L&A Sale Order and associated sale documents for any Non-L&A Sale, the Exit Financing Facility Documents (if applicable), and the Non-Debtor Guarantor Release (if applicable).

“Transactions” means the L&A Sale, the Non-L&A Sales, and the Reorganization Transactions, as applicable.

“Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the United States Department of the Treasury pursuant to the Tax Code.

“Trust Election Date” means the date set forth as such in the Litigation Trust Agreement.

“U.S. Trustee” means the Office of the United States Trustee for Region 6.

“Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment, or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means a Class of Claims or Interests that is not Impaired.

“Unencumbered” means, with respect to the Debtors’ assets, not subject to a valid, perfected, and enforceable Lien.

“Voting Classes” means Classes 3 and 4.

B.	Rules of Interpretation

For purposes of this Plan and unless otherwise provided herein: (1) each term, whether stated in the singular or the plural, will include both the singular and the plural; (2) any reference to a contract, instrument, release, or other agreement or document being in a particular form or on

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particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (3) any reference herein to an existing document, schedule, exhibit, or annex, shall mean that document, schedule, exhibit, or annex, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) all references in this Plan to Article(s) are references to Articles of this Plan, as the same may be amended, waived, or modified from time to time in accordance with the terms hereof; (6) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular Article, paragraph, or clause contained in this Plan; (7) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation and shall be deemed to be followed by the words “without limitation”; (8) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (10) all references to docket numbers of documents Filed in these Chapter 11 Cases are references to the docket numbers under the Court’s CM/ECF system; (11) any immaterial effectuating provisions may be interpreted by the Debtors, the Post-Effective Date Debtors, or Litigation Trustee as applicable, in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order, or approval of the Court or any other Entity; (12) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; and (13) any reference to an Entity’s “subsidiaries” means its direct and indirect subsidiaries.

C.	Computation of Time

In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply. In the event that any payment, distribution, act, or deadline under this Plan is required to be made or performed or occurs on a day that is not a Business Day, then such payment, distribution, act, or deadline shall be deemed to occur on the next succeeding Business Day, but if so made, performed or completed by such next succeeding Business Day, shall be deemed to have been completed or to have occurred as of the required date. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.	Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

E.	Reference to the Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors shall mean the Debtors, the Post-Effective Date Debtors, and/or Litigation Trust, to the extent the context requires.

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F.	Controlling Document

Except as set forth in this Plan, to the extent that any provision of the PSA, the Disclosure Statement, the Plan Supplement, or any other order referenced in this Plan (other than the Confirmation Order) conflicts with or is in any way inconsistent with any provision of this Plan, this Plan shall govern and control. In the event of an inconsistency between the Confirmation Order and this Plan, the Confirmation Order shall control.

G.	Consent Rights

Notwithstanding anything herein to the contrary, any and all consent or consultation rights of the parties to the PSA and the RSA, as such rights are set forth in the PSA and RSA, as applicable, with respect to the form and substance of this Plan, the Transaction Documents, the Plan Supplement, all exhibits to the Plan and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents and to the PSA and the RSA, and any consents, waivers, or other deviations under or from any such documents and the PSA and RSA, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and be fully enforceable as if stated in full herein; provided, that any consent rights of the Plan Sponsor shall be effective solely in the event of the Reorganization Transaction, in accordance with the PSA.

ARTICLE II.

DIP CLAIMS, ADMINISTRATIVE EXPENSE CLAIMS,

AND PRIORITY TAX CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Claims, General Administrative Expense Claims, Professional Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	DIP Claims

As of the Effective Date, the DIP Claims shall be Allowed in an amount equal to (i) the principal amount outstanding under the DIP Facility on such date, (ii) all interest accrued and unpaid thereon to the date of payment, (iii) all accrued and unpaid fees, expenses, and non- contingent indemnification obligations payable under the DIP Documents and the DIP Order, and (iv) all other DIP Obligations as provided for in the DIP Documents. To the extent each DIP Claim has not previously been satisfied in full, each such Allowed DIP Claim shall receive payment in full in Cash of such Holder’s Allowed DIP Claim, which shall survive the Effective Date and shall be paid in full in Cash when they become due and payable under the DIP Documents. All reasonable and documented unpaid fees and expenses of the DIP Agent and the DIP Lenders, to the extent payable pursuant to the DIP Documents, including reasonable and documented fees, expenses, and costs of the DIP Agent’s advisors, shall be paid in full in Cash on or about (but in no event after) the Effective Date.

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B.	General Administrative Expense Claims

Unless otherwise agreed to by the Holder of an Allowed General Administrative Expense Claim and the Debtors, each Holder of an Allowed General Administrative Expense Claim (other than DIP Claims) that is unpaid as of the Effective Date shall receive, on account and in full satisfaction of such Allowed General Administrative Expense Claim, Cash in an amount equal to the Allowed amount of such General Administrative Expense Claim, to be paid in accordance with the following: (1) if a General Administrative Expense Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed General Administrative Expense Claim is due or as soon as reasonably practicable thereafter); (2) if such General Administrative Expense Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such General Administrative Expense Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) at such time and upon such terms as may be agreed upon by such Holder and the Debtors; or (4) at such time and upon such terms as set forth in any other order of the Court.

Each Holder of a General Administrative Expense Claim that was not accrued in the ordinary course of business must File and serve a request for payment of such General Administrative Expense Claim on the Debtors no later than the Administrative Expense Claims Bar Date pursuant to the procedures specified in the Confirmation Order and the notice of the Effective Date. Holders of General Administrative Expense Claims that are required to File and serve a request for payment of such General Administrative Expense Claims by the Administrative Expense Claims Bar Date that do not File and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such General Administrative Expense Claims against the Debtors or their respective property, and such General Administrative Expense Claims shall be deemed forever discharged and released as of the Effective Date. Any requests for payment of General Administrative Expense Claims that are not properly Filed and served by the Administrative Expense Claims Bar Date shall not appear on the Claims Register and shall be Disallowed automatically without the need for further action by the Debtors, or further order of the Court.

The Debtors may settle General Administrative Expense Claims without further Court approval. The Debtors may also choose to object to any General Administrative Expense Claim no later than sixty (60) days from the Administrative Expense Claims Bar Date, subject to extensions by the Court, agreement in writing of the parties, or on motion of a party in interest approved by the Court. Unless the Debtors or other party with standing, as applicable, object to a timely Filed and properly served General Administrative Expense Claim, such General Administrative Expense Claim will be deemed Allowed in the amount requested. In the event that the Debtors object to a General Administrative Expense Claim, the parties may confer to try to reach a settlement and, failing that, the Court will determine whether such General Administrative Expense Claim should be Allowed and, if so, in what amount.

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C.	Professional Claims

1.	Final Fee Applications and Payment of Professional Claims

All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than the Administrative Expense Claims Bar Date. The Debtors shall pay Allowed Professional Claims in Cash in the amount the Court allows, including from the Professional Claim Reserve Account.

2.	Professional Claim Reserve Account

No later than the Effective Date, the Debtors shall fund the Professional Claim Reserve Account with Cash equal to the aggregate Professional Claim Reserve Amount for all Professionals. The Professional Claim Reserve Account shall be maintained in trust for the Professionals. Such funds in the Professional Claim Reserve Account shall not constitute property of the Debtors, the Debtors’ Estates, the Post-Effective Date Debtors, the Litigation Trustee, or the Litigation Trust, except as otherwise expressly set forth in the last sentence of this paragraph. The amount of Professional Claims owing to the Professionals on and after the Effective Date shall be paid in Cash to such Professionals from funds held in the Professional Claim Reserve Account, as soon as reasonably practicable after such Claims are Allowed by a Court order. When all Allowed Professional Claims have been paid in full, amounts remaining in the Professional Claim Reserve Account, if any, shall revert to the Litigation Trust to be used for Litigation Trust Expenses pursuant to the terms of this Plan without any further action or order of the Court.

Professionals shall reasonably estimate their unpaid Professional Claims Reserve Amount and shall deliver such estimate to the Debtors no later than five (5) days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in these Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional for purposes of determining the Professional Claims Reserve Amount.

3.	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in this Plan, from and after the Effective Date, the Disbursing Agent shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation and Consummation of this Plan. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Litigation Trustee and Post-Effective Date Debtors, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court.

D.	Priority Tax Claim

Except to the extent that a Priority Tax Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Priority Tax Claim and the Debtors or Post-Effective Date

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Debtors, as applicable, agree to less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, (a) to the extent such Priority Tax Claim is or becomes an Allowed Priority Tax Claim within five (5) years from the Petition Date, equal annual Cash payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date, or (b) to the extent such Priority Tax Claim becomes an Allowed Priority Tax Claim after such period, Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due; provided, that the Debtors or Post-Effective Date Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium. To the extent the Debtors consummate the Reorganization Transactions, the Post-Effective Date Debtors shall pay any Allowed Priority Tax Claim in accordance with this Article II.D to the extent that such claims constitute Assumed Liabilities.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation, and Plan Distribution pursuant to sections 1122 and 1123(a) of the Bankruptcy Code. This Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class for purposes of distribution only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code and as described in Article II hereof, the Debtors have not classified DIP Claims, General Administrative Expense Claims, Professional Claims, and Priority Tax Claims.

The classification of Claims and Interests against the Debtors pursuant to this Plan is as follows:

Class	Claims and Interests	Status	Voting Rights

Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 3	Prepetition Secured Lender Claims	Impaired	Entitled to Vote

Class 4	General Unsecured Claims	Impaired	Entitled to Vote

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Class 5	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)

Class 6	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Class 7	Existing Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

Class 8	Intercompany Interests	Unimpaired	Not Entitled to Vote (Deemed to Accept)

B.	Treatment of Claims and Interests

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under this Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

1.	Class 1 – Other Secured Claims

a.	Classification. Class 1 consists of Other Secured Claims.

b.

Treatment. On the Effective Date, except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Other Secured Claim, each Holder thereof shall receive, at the option of the Debtors or the Post-Effective Date Debtors, as applicable:

(i)	payment in full from Available Cash attributable to the Holder of such Allowed Other Secured Claim’s collateral;

(ii)	the return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim; or

(iii)	such other treatment sufficient to render such Allowed Other Secured Claim as Unimpaired.

c.

Voting. Class 1 is Unimpaired under the Plan. Holders of Claims in Class 1 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

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2.	Class 2 – Other Priority Claims

a.	Classification. Class 2 consists of Other Priority Claims.

b.

Treatment. On the Effective Date, except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Other Priority Claim, each Holder thereof shall receive payment or other treatment in accordance with the Bankruptcy Code in full satisfaction of such Claim.

c.

Voting. Class 2 is Unimpaired under the Plan. Holders of Claims in Class 2 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

3.	Class 3 – Prepetition Secured Lender Claims

a.	Classification. Class 3 consists of Prepetition Secured Lender Claims.

b.

Treatment. On the Effective Date, except to the extent that a Holder of an Allowed Prepetition Secured Lender Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Prepetition Secured Lender Claim, each such Holder thereof shall receive such Holder’s Pro Rata share of Available Cash.

c.	Voting. Class 3 is Impaired under the Plan. Holders of Claims in Class 3 are entitled to vote to accept or reject this Plan.

4.	Class 4 – General Unsecured Claims

a.	Classification. Class 4 consists of General Unsecured Claims, including Lender Deficiency Claims.

b.

Treatment. On the Effective Date, except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such General Unsecured Claim, each such Holder shall receive such Holder’s Pro Rata share of:

(i)	In the event the Debtors consummate the Reorganization Transactions:

A.	the GUC Recovery Pool, solely on account of the Global Settlement; provided, that no Holder of a Lender Deficiency Claim shall receive any of the GUC Recovery Pool, and Lender Deficiency Claims

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shall not participate in any Distributions from the GUC Recovery Pool; and

B.	Litigation Trust Interests, if any.

(ii)	In the event the Debtors consummate the Non-L&A Sales:

A.	Available Cash attributable to Unencumbered assets, if any; and

B.	Litigation Trust Interests.

c.	Voting. Class 4 is Impaired under the Plan. Holders of Claims in Class 4 are entitled to vote to accept or reject this Plan.

5.	Class 5 – Intercompany Claims

a.	Classification. Class 5 consists of Intercompany Claims.

b.

Treatment. On the Effective Date, or as soon as reasonably practicable thereafter, the Allowed amount of the Intercompany Claims will be paid, adjusted, reinstated or discharged as determined by the Debtors or the Post-Effective Date Debtors, as applicable.

c.

Voting. Class 5 is either Unimpaired or Impaired under the Plan. Holders of Claims in Class 5 that are Unimpaired are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Claims in Class 5 that are Impaired are conclusively presumed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, all Holders in Class 5 are not entitled to vote to accept or reject this Plan.

6.	Class 6 – Section 510(b) Claims

a	Classification. Class 6 consists of Section 510(b) Claims.

b

Treatment. On the Effective Date, each Holder of each Section 510(b) Claim in any of the Debtors shall have such Claim cancelled, released, and extinguished and without any distribution or compensation.

c	Voting. Class 6 is Impaired under the Plan. Holders of Claims in Class 6 are conclusively presumed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.

7.	Class 7 – Existing Equity Interests

a.	Classification. Class 7 consists of Existing Equity Interests.

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b.

Treatment. On the Effective Date, each Holder of each Existing Equity Interest in Debtor Ebix, Inc. shall have such Interest cancelled, released, and extinguished and without any distribution or compensation.

c.	Voting. Class 7 is Impaired under the Plan. Holders of Interests in Class 7 are conclusively presumed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.

8.	Class 8 – Intercompany Interests

a.	Classification. Class 8 consists of Intercompany Interests.

b.

Treatment. Intercompany Interests shall be Reinstated so as to maintain the organization structure of the Debtors as such structure exists on the Effective Date unless implementation of the Transactions require otherwise.

c.

Voting. Class 8 is Unimpaired under the Plan. Holders of Interests are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in this Plan, nothing under this Plan shall affect the Debtors’ or the Post-Effective Date Debtors’ rights regarding any Unimpaired or Reinstated Claim, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired or Reinstated Claim; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired by the Plan.

D.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Court as of the date of the Confirmation Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Acceptance or Rejection of this Plan

1.	Acceptance or Rejection of this Plan

With respect to each Debtor, if a Class contained Claims eligible to vote and no holder of Claims eligible to vote in such Class votes to accept or reject this Plan, this Plan shall be presumed accepted by the holders of such Claims in such Class.

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2.	Voting Classes

Classes 3 and 4 are Impaired and entitled to vote to accept or reject this Plan.

F.	Confirmation and Section 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to this Article III of the Plan. The Debtors hereby request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtors reserve the right to request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Voting Class that votes to reject the Plan.

G.	Subordination of Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Post-Effective Date Debtors (as applicable) reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

H.	Subordination Agreements

Pursuant to section 510(a) of the Bankruptcy Code, all subordination agreements, including but not limited to, the Intercompany Subordination Agreement, governing Claims or Interests shall be enforced in accordance with such agreement’s terms.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THIS PLAN

A.	No Substantive Consolidation

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

B.	General Settlement of Claims and Interests

As discussed in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan, including the Global Settlement, shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant

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to this Plan. This Plan, including the Global Settlement, shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI.L hereof, all Plan Distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final.

The Debtors, the Prepetition Secured Lender Parties, the DIP Secured Parties, the Creditors’ Committee, and the Plan Sponsor engaged in extensive, detailed good faith and arm’s-length negotiations to resolve any outstanding issues and to formulate a chapter 11 plan supported by the Prepetition Secured Lender Parties, the DIP Secured Parties, the Creditors’ Committee, and the Plan Sponsor. The Debtors, the Prepetition Secured Lender Parties, the DIP Secured Parties, the Creditors’ Committee, and the Plan Sponsor ultimately agreed to the Global Settlement, the terms of which are:

a.	The Creditors’ Committee supports this Plan, including but not limited to the release and exculpation provisions set forth in Article VIII hereof.

b.

The Plan Sponsor shall fund the New Money Investment (inclusive of the Plan Sponsor Deposit) in the amount of no less than $145 million. Holders of the Prepetition Secured Lender Claims shall receive Pro Rata distribution of the net proceeds from the New Money Investment, and the Holders of Allowed Non-Lender GUC Claims shall not participate in any distributions from such proceeds of the Reorganization Transactions.

c.

Separate from the New Money Investment, the Plan Sponsor shall fund $3.5 million, which shall be contributed to the GUC Recovery Pool and be distributed only to the Holders of Allowed Non-Lender GUC Claims. Holders of the Prepetition Secured Lender Claims shall not participate in any distribution from the GUC Recovery Pool.

d.

The Debtors shall assign to the Prepetition Agent for the benefit of the Prepetition Secured Lenders the Assigned Causes of Action. The Debtors shall execute any documentation reasonably necessary to assign standing to prosecute, together with all rights, title, and interest in/to, the Assigned Causes of Action to the Prepetition Agent on or before the Effective Date or August 31, 2024, whichever is sooner. Any and all proceeds from the Assigned Causes of Action shall be distributed solely to the Prepetition Secured Lender Parties, and the Holders of Allowed Non-Lender GUC Claims shall not participate in any distributions from proceeds of the Assigned Causes of Action. The Creditors’ Committee (on behalf of all holders of the Non-Lender GUC Claims) and the Plan Sponsor agree to and support this assignment.

e.

The Debtors release any Debtor Cause of Action against Holders of Allowed Non- Lender GUC Claims who vote in favor of the Plan and waive any distribution under the Plan; provided, that the foregoing release shall not be available to the Non-Released Parties.

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f. The Global Settlement is subject to satisfaction of all the conditions above and consummation of the Reorganization Transactions.

C.	Transactions

The Plan provides for a restructuring of the Debtors pursuant to the transactions set forth in Article IV.D with the proceeds thereof distributed in accordance with the terms of this Plan (the “Reorganization Transactions”). In the event the Debtors are unable to consummate the Reorganization Transactions, the Debtors will elect to pursue and consummate the Non-L&A Sales, as described herein. Additionally, either prior to or after confirmation the Debtors shall pursue transactions for the balance of their businesses or assets, either as contingencies in the event the Plan Sponsor transaction terminates or in replacement thereof. Each Transaction shall also include the creation of a Litigation Trust as described below.

D.	Reorganization Transactions

1.	New Money Investment and Issuance of Reorganized Ebix Interests

On the Effective Date, Reorganized Ebix shall issue the Reorganized Ebix Interests to one or more members of the Plan Sponsor as directed in the Plan Sponsor’s discretion. One-hundred percent of the Reorganized Ebix Interests shall be distributed to the Plan Sponsor on account of the New Money Investment. All of the Reorganized Ebix Interests issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and nonassessable.

Except as otherwise set forth in this Plan, the issuance and distribution of any securities pursuant to this Plan, including the Reorganized Ebix Interests, will be exempt from the registration requirements of section 5 of the Securities Act pursuant to section 4(a)(2) of the Securities Act or other available exemption from registration under the Securities Act, as applicable.

2.	Assumed Liabilities

In the event the Debtors consummate the Reorganization Transactions, the Post-Effective Date Debtors shall assume the Assumed Liabilities. Any Assumed Liability that is a Priority Tax Claim shall be paid in accordance with Article II.D.

3.	Exit Financing Facility

On the Effective Date, at the discretion of the Plan Sponsor, the Post-Effective Date Debtors shall enter into the Exit Financing Facility, the terms of which will be set forth in the Exit Financing Facility Documents. Confirmation of the Plan shall be deemed approval of the Exit Financing Facility (if obtained) and the Exit Financing Facility Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Post-Effective Date Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization for the Post-Effective Date Debtors to enter into and execute the Exit Financing Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Financing Facility. On the Effective Date, all of the Liens and security interests to be granted in accordance

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with the Exit Financing Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Financing Facility Documents, (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Financing Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Post-Effective Date Debtors and the Persons or Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

4.	Additional Provisions Related to Emergence

The Plan Sponsor shall deposit the Extended Emergence Funding Amount into escrow on or before July 29, 2024. In the event the Effective Date does not occur on or before August 15, 2024, the Debtors shall be entitled to use the Extended Emergence Funding Amount to pay the Extended Emergence Costs in the ordinary course of business or in accordance with this Plan unless the primary cause of the non-occurrence of the Effective Date has been the Debtors’ failure to fulfill any of their obligations under the PSA. The Debtors shall provide the Plan Sponsor with a summary of Extended Emergence Costs incurred and paid.

To the extent (x) the actual incurred or reasonably estimated to be incurred Extended Emergence Costs are less than the Extended Emergence Funding Amount and/or (y) the Plan provides for distribution of less than the full amount of the GUC Recovery Pool, then the excess of such amounts shall be applied to reduce the Deposit Balance Amount (or, with respect to reasonably estimated Extended Emergence Costs in excess of actually incurred Extended Emergence Costs, shall revert to the Plan Sponsor).

E.	Non-L&A Sale

In the event the Debtors are unable to consummate the Reorganization Transactions with the Plan Sponsor, the Debtors will elect to pursue and consummate the Non-L&A Sales, which, collectively, are comprised of (i) the Backup Bidder Sales, which are expected to be consummated prior to the Effective Date; and (ii) the Other Sales, which are expected to be consummated after the Effective Date. In the event the Debtors pursue the Non-L&A Sales, the Debtors shall file a notice with the Court. The Non-L&A Net Sale Proceeds shall be distributed in accordance with this Plan. In the event the Debtors are unable to consummate the Reorganization Transactions with the Plan Sponsor, they will pursue additional transactions for the Debtors’ remaining businesses and assets.

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F.	Litigation Trust

1.	Interest in the Litigation Trust

Any and all interests in the Litigation Trust will not, and are not intended to, constitute “securities” and will not be registered pursuant to the Securities Act, as amended, or any state securities law. However, if it should be determined that interests in the Litigation Trust constitute “securities,” the exemption provisions of section 1145 of the Bankruptcy Code will apply to the interests in the Litigation Trust. Any and all interests in the Litigation Trust shall not be certificated, shall be subject to certain restrictions, and all interests shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of law. However, if it should be determined that interests in the Litigation Trust constitute “securities,” the exemption provisions of section 1145 of the Bankruptcy Code will apply to the interests in the Litigation Trust.

2.	Creation and Governance of the Litigation Trust

On the Effective Date, the Debtors shall be deemed to transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust Causes of Action free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with section 1141 of the Bankruptcy Code. The Litigation Trust Agreement shall be executed, and the Debtors shall take all steps necessary to establish the Litigation Trust in accordance with the Plan and the RSA and the beneficial interests therein, to the extent applicable. In the event of any conflict between the terms of the Plan and the terms of the Litigation Trust Agreement, the terms of the Plan shall govern.

Any transfer to the Litigation Trust shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax. The Litigation Trustee shall be the exclusive administrator of the assets of the Litigation Trust for purposes of 31 U.S.C. § 3713(b) and section 6012(b)(3) of the Tax Code, as well as the representatives of the Estate of each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the Litigation Trustee’s duties under the Litigation Trust Agreement. The Litigation Trust shall be governed by the Litigation Trust Agreement and administered by the Litigation Trustee. The powers, rights, and responsibilities of the Litigation Trustee shall be specified in the Litigation Trust Agreement and shall include the authority and responsibility to, among other things, take the actions set forth in this Article IV.F. The Litigation Trustee shall hold and distribute Plan Distributions in accordance with the provisions of this Plan and the Litigation Trust Agreement. After the Effective Date, the Debtors and the Post-Effective Date Debtors shall have no interest in the Litigation Trust Causes of Action except as set forth in the Litigation Trust Agreement.

3.	Litigation Trustee and Litigation Trust Agreement

The Litigation Trust Agreement generally will provide for, among other things: (a) the transfer of the Litigation Trust Causes of Action to the Litigation Trust; (b) the mechanics of the Litigation Trust Funding and payment of Litigation Trust Expenses; (c) the retention of counsel, accountants, financial advisors, or other professionals; (d) litigation of any Litigation

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Trust Causes of Action, which may include the prosecution, settlement, abandonment or dismissal of any such Causes of Action; and (e) making distributions to holders of Litigation Trust Interests, as provided in this Plan and in the Litigation Trust Agreement. The Litigation Trustee, on behalf of the Litigation Trust, may employ, without further order of the Bankruptcy Court, professionals to assist in carrying out its duties hereunder and may compensate and reimburse the reasonable expenses of those professionals without further order of the Bankruptcy Court from the Litigation Trust Causes of Action in accordance with this Plan and the Litigation Trust Agreement. The Litigation Trust Agreement shall include reasonable and customary provisions that allow for indemnification of the Litigation Trustee by the Litigation Trust. Any such indemnification shall be the sole responsibility of the Litigation Trust and payable solely from the proceeds of the Litigation Trust Causes of Action.

4.	Cooperation of Post-Effective Date Debtors

The Post-Effective Date Debtors shall reasonably cooperate with the Litigation Trust and its agents and representatives in the administration of the Litigation Trust, including, providing reasonable access to books and records and current employees and officers, including for interviews, deposition, or testimony, with respect to (a) the investigation, prosecution, compromise, and/or settlement of the Litigation Trust Causes of Action, (b) contesting, settling, compromising, reconciling, and objecting to Claims, and (c) administering the Litigation Trust, and in each case, the Litigation Trust agrees to reimburse reasonable out-of-pocket expenses incurred in connection with such cooperation. The Post-Effective Date Debtors shall take all reasonable efforts to assist the Litigation Trust in connection with the foregoing, and the Litigation Trust may enter into agreements with the Post-Effective Date Debtors in order to obtain information from the Post-Effective Date Debtors on a confidential basis, without being restricted by or waiving any applicable work product, attorney-client, or other privilege. The Litigation Trust’s receipt of documents, information or communications from the Post-Effective Date Debtors shall not constitute a waiver of any privilege. For the avoidance of doubt, the Litigation Trust shall not be responsible for legal fees, if any, incurred by the Post-Effective Date Debtors in fulfilling its obligations under this Article IV.F.4.

5.	Litigation Trust Causes of Action

The Litigation Trustee shall have the exclusive right in respect of all Litigation Trust Causes of Action to institute, file, prosecute, enforce, settle, compromise, release, abandon, or withdraw any and all Litigation Trust Causes of Action without any further order of the Bankruptcy Court or consent of any other party, except as otherwise provided herein or in the Litigation Trust Agreement. From and after the Effective Date, the Litigation Trustee, in accordance with section 1123(b)(3) of the Bankruptcy Code, and on behalf of the Litigation Trust, shall serve as a representative of the Estates, solely for purposes of carrying out the Litigation Trustee’s duties under the Litigation Trust Agreement. In connection with the investigation, prosecution and/or compromise of the Litigation Trust Causes of Action, the Litigation Trustee may expend such portion of the Plan Distributions as he or she deems necessary, as provided in the Litigation Trust Agreement.

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6.	Litigation Trust Fees and Expenses

From and after the Effective Date, the Litigation Trust, shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the Litigation Trust Expenses, including but not limited to reasonable fees and expenses of the Litigation Trustee and the fees and expenses of any professionals retained by the Litigation Trust from the proceeds of the Litigation Trust Causes of Action, except as otherwise provided in the Litigation Trust Agreement. The Post-Effective Date Debtors shall not be responsible for any costs, fees, or expenses of the Litigation Trust.

7.	Tax Treatment.

In furtherance of this Article IV.F, (a) the Litigation Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, subject to the DOF Election, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code owned by the holders of Litigation Trust Interests, which shall be treated as the grantors of such trust, consistent with the terms of the Plan; (b) the sole purpose of the Litigation Trust shall be the liquidation and distribution of the Litigation Trust Assets in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business; (c) all parties (including the Debtors and the Estates, holders of Litigation Trust Interests and the Litigation Trustee) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the holders of Litigation Trust Interests in satisfaction of their Claims, followed by the deemed transfer of such assets by such holders to the Litigation Trust); (d) all parties shall report consistently with the valuation of the Litigation Trust Assets transferred to the Litigation Trust as determined by the Litigation Trustee (or its designee); (e) the Litigation Trustee shall be responsible for filing returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a); and (f) the Litigation Trustee shall annually send to each holder of Litigation Trust Interests a separate statement regarding the receipts and expenditures of the trust as relevant for U.S. federal income tax purposes.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or adverse determination by the IRS upon audit), the Litigation Trustee, with the consent of the Prepetition Lenders (which consent shall not be unreasonably withheld or delayed), may timely elect to (x) treat any portion of the Litigation Trust allocable to Disputed General Unsecured Claims as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections (a “DOF Election”)) unless, as of the Trust Election Date, either all of the Litigation Trust Assets have been distributed to the holders of the Litigation Trust Interests or the percentage of the Litigation Trust Assets distributable to each holder of the Litigation Trust Interests has become fixed and determinable, and (y) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including the Debtors and the Estates, holders of Litigation Trust Interests and the Litigation Trustee) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. As to any assets allocable to, or retained on account of, Disputed General

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Unsecured Claims, all distributions shall be net of any expenses, including taxes, relating to the retention or disposition of such assets, and the Litigation Trustee shall be responsible for payment, solely out of the assets of such retained assets, of any taxes imposed on or in respect of such assets. All parties (including, without limitation, the Debtors, the Post-Effective Date Debtors, the Litigation Trustee and the holders of Litigation Trust Interests) will be required to report for tax purposes consistently with the foregoing.

8.	Termination and Dissolution of the Litigation Trust

The Litigation Trustee and the Litigation Trust shall be discharged or dissolved, as the case may be, at such time as all distributions required to be made by the Litigation Trustee under the Plan and the Litigation Trust Agreement have been made. Upon termination and dissolution of the Litigation Trust, any remaining Plan Distributions shall be distributed to holders of Litigation Trust Interests in accordance with the Litigation Trust Agreement.

9.	Single Satisfaction of Allowed Claims From Litigation Trust

Notwithstanding anything to the contrary herein, in no event shall holders of Litigation Trust Interests recover more than the full amount of their Allowed Claims from the Litigation Trust.

10.	GUC Recovery Pool Distribution

The Plan Sponsor shall deposit the GUC Recovery Pool into escrow on or before July 29, 2024 in accordance with the PSA. On the Effective Date, the GUC Recovery Pool shall be released from escrow to the Litigation Trust or, in the event the Litigation Trust is not formed by such date, the Post-Effective Date Debtors, and the Litigation Trust or Post-Effective Date Debtors, as applicable, shall distribute the GUC Recovery Pool to the Holders of Allowed Non-Lender GUC Claims in accordance with this Plan.

G.	Sources of Consideration for Plan Distributions

Except as otherwise provided in the Plan or the Confirmation Order, the Debtors or Litigation Trustee, as applicable, shall fund Plan Distributions with (i) Available Cash; and (ii) the Litigation Trust Proceeds.

H.	Cancellation of Existing Securities

Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, the Prepetition Credit Documents and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing or creating indebtedness or obligations of (or ownership interest in) the Debtors that are Reinstated pursuant to the Plan) shall be deemed canceled, discharged and of no force or effect, without further action or approval of the Court. The Debtors, the Post-Effective Date Debtors, or any Holder, and the Prepetition Agent and its agents, successors and assigns shall be automatically and fully released and discharged of and from all

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duties as applicable under the Prepetition Credit Documents, except, as applicable, as necessary to (a) enforce the rights and Claims of the Prepetition Agent, and any predecessor thereof, vis-à-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan, (c) preserve any rights of the Prepetition Agent to payment of fees, expenses, and indemnification obligations as against any distributions, (d) allow the Prepetition Agent to exercise rights and enforce obligations relating to the Plan; and (e) allow the Prepetition Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court.

Subsequent to the performance by the Prepetition Agent of its obligations under the Plan, the Prepetition Agent and its respective agents shall be relieved of all further duties and responsibilities related to the Prepetition Credit Documents upon the occurrence of the Effective Date, except with respect to such other rights of the Prepetition Agent that, pursuant to the Prepetition Credit Documents, survive the termination of the Prepetition Credit Documents.

The obligations of the Debtors pursuant, relating, or pertaining to any other agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, indentures, certificates, notes, or other instruments or documents evidencing or creating indebtedness or obligations of the Debtors that are Reinstated pursuant to the Plan) shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Interest shall also continue in effect to allow such Holder to appear and be heard in the Chapter 11 Cases or in any proceeding in the Court or any other court, including, without limitation, to enforce the respective obligations owed to such parties under the Plan.

Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Plan shall be deemed null and void and shall be of no force and effect solely in connection with such cancellations, terminations, satisfactions, releases or discharges. Nothing contained in the Plan shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under (i) any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by the Debtors pursuant to a Final Order of the Court or hereunder or (ii) any Claims or Interests that are Reinstated pursuant to the terms of the Plan.

I.	Corporate Action

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Court in all respects, including, as applicable, (i) the issuance of the Reorganized Ebix Interests; (ii) the selection and appointment of the directors, officers, and members for the Post-Effective Date Debtors; (iii) implementation of the Reorganization Transactions and the Non-L&A Sales; (iv) the Reorganized Ebix Conversion; and (v) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of Post-Effective Date Debtors, and any corporate action

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required by the Debtors, the Post-Effective Date Debtors, or the Litigation Trust in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by any stockholders, directors, members, managers, or officers of the Debtors, the Post-Effective Date Debtors, and the Litigation Trust. On or before the Effective Date, as applicable, the appropriate officers, managers, and members, and directors of the Debtors, the Post-Effective Date Debtors, and the Litigation Trust, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan), in the name of and on behalf of the Debtors, the Post-Effective Date Debtors, or the Litigation Trust, to the extent not previously authorized by the Court. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy law.

J.	Effectuating Documents; Further Transactions.

Prior to, on, or after the Effective Date, the Debtors or the Post-Effective Date Debtors, as applicable, may take any and all actions as may be necessary or appropriate in the Debtors’ reasonable discretion to effectuate the Reorganization Transactions or the Non-L&A Sales, as applicable, and any other transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (i) the execution and delivery of any New Organizational Documents, including any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, arrangement, continuance, dissolution, sale, purchase, or liquidation, in each case, containing terms that are consistent with the terms of the Plan, including the Reorganized Ebix Conversion; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (iii) the filing of the New Organizational Documents, including any appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or law; (iv) such other transactions that are required to effectuate the Reorganization Transactions and the Non-L&A Sales, as applicable, including any sales, mergers, consolidations, restructurings, financing, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (v) the issuance of securities, including the Reorganized Ebix Interests; (vi) the execution, delivery, or filing of contracts, instruments, releases, and other agreements to effectuate and implement the distribution of the Litigation Trust Interests to be issued pursuant hereto; and (vii) all other actions that the Debtors determine to be necessary or appropriate, including in connection with making filings or recordings that may be required by applicable law in connection with the Plan, with each of the foregoing authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order, or rule.

The Confirmation Order shall and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

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K.	Corporate Existence

On or after the Effective Date, Debtor Ebix, Inc. may convert from a Delaware Corporation to a Delaware limited liability company (the “Reorganized Ebix Conversion”), which shall be deemed effective for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or the Post-Effective Date Debtors; provided, however, that the Debtors or the Post-Effective Date Debtors may, but will not be required to, or the Post-Effective Date Debtors may, but will not be required to, take appropriate action to document such conversion under applicable law. The Post-Effective Date Debtors shall be authorized to adopt any agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan without the need for any approvals, authorizations or consents, except those expressly required under the Plan.

Except as otherwise provided in the Plan, the New Organizational Documents, or any agreement, instrument, or other document incorporated in the Plan, on and after the Effective Date, each Debtor shall continue to exist as a Post-Effective Date Debtor, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, federal law, or other non-bankruptcy law).

After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of the Post-Effective Date Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. After the Effective Date, the Post-Effective Date Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules but, for the avoidance of doubt, subject to, if applicable, any restrictions on the operations of a reorganized debtor under section 524(g) of the Bankruptcy Code.

L.	Vesting of Assets in the Post-Effective Date Debtors

Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Executory Contracts and Unexpired Leases assumed, but not assigned, by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries or Post-Effective Date Debtor Causes of Action, shall vest in each respective Post-Effective Date Debtor, free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. On and after the Effective Date, each Post- Effective Date Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Post-Effective Date Debtor Causes of Action

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without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

M.	New Organizational Documents

To the extent required under the Plan, or applicable non-bankruptcy law, on the Effective Date, or as soon as reasonably practicable thereafter, the Post-Effective Date Debtors will File such New Organizational Documents as are required to be Filed with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Post-Effective Date Debtors may amend and restate their respective New Organizational Documents, and the Post-Effective Date Debtors may File their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents. Additionally, on the Effective Date, each recipient of Reorganized Ebix Interests will be subject to the New Organizational Documents.

N.	Post-Effective Date Ebix Board

As of the Effective Date, except as set forth in this Article IV.N, all directors, managers, and other members of existing boards or governance bodies of the Debtors shall cease to hold office or have any authority from and after such time unless such individuals are selected to hold positions pursuant to the applicable governing body or documents with respect to the Post-Effective Date Debtors.

In the event the Debtors consummate the Reorganization Transactions, the identity of the members of the board of directors of the Post-Effective Date Debtors shall be determined by the Plan Sponsor in its sole discretion. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement the identity and affiliations of any person proposed to serve on the initial board of directors of the Post-Effective Date Debtors. To the extent any such director or officer of the Post-Effective Date Debtors is an “insider” under the Bankruptcy Code, the Debtors also will disclose the nature of any compensation to be paid to such direct or officer. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents, the Employment Agreements (if assumed by the Post-Effective Date Debtors, as applicable), and other constituent documents of the Post-Effective Date Debtors.

O.	Employee Benefits

Except as otherwise provided herein, on and after the Effective Date, the Post-Effective Date Debtors shall honor, in the ordinary course of business, any contracts, agreements, policies, programs and plans for, among other things, compensation (other than equity-based compensation related to Existing Equity Interests), health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, retention benefits, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and

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dismemberment insurance for the directors, officers, and employees of any of the Debtors who severed in such capacity at any time; provided, that the Debtors’ or Post-Effective Date Debtors’ performance under any employment agreement will not entitle any person to any benefit or alleged entitlement under any policy, program, or plan that has expired or been terminated before the Effective Date, or restore, reinstate, or revive any such benefit or alleged entitlement under any such policy, program or plan. Nothing herein shall limit, diminish, or otherwise alter the Post- Effective Date Debtors’ defenses, Claims, and Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans.

P.	Exemption from Certain Taxes and Fees

To the maximum extent permitted pursuant to section 1146(a) of the Bankruptcy Code, (i) the issuance, transfer or exchange of any securities, instruments, or documents, (ii) the creation of any Lien, mortgage, deed of trust or other security interest, (iii) any transfers (directly or indirectly) of property pursuant to the Plan, (iv) any assumption, assignment, or sale by the Debtors of their interests in Unexpired Leases of nonresidential real property or Executory Contracts pursuant to section 365(a) of the Bankruptcy Code, and (v) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sale or use tax, mortgage recording tax, deed stamps, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

Q.	Preservation of Causes of Action

1.	Maintenance of Causes of Action

Except as otherwise provided in this Article IV or elsewhere in this Plan or the Confirmation Order, after the Effective Date, the Post-Effective Date Debtors retain all rights to commence, pursue, litigate, or settle, as appropriate, any and all Post-Effective Date Debtor Causes of Action and the Litigation Trustee retains all rights to commence, pursue, litigate, or settle, as appropriate, any and all Litigation Trust Causes of Action, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in these Chapter 11 Cases; provided, however, that the foregoing shall not be deemed to include any claims or Causes of Action (i) released under Article VIII.C.1 hereof; (ii) exculpated under Article VIII.E hereof to the extent of any such exculpation; or (iii) assigned to the Prepetition Agent pursuant to this Article IV. The Debtors, the Post-Effective Date Debtors, the Litigation Trust, and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of such Causes of Action, in each case solely to the extent of the Debtors’, Post-Effective Date Debtors’, Litigation Trust’s, or their Estates’ interest therein, without notice to or approval from the Court. Notwithstanding the foregoing, the Debtors, Post-Effective Date Debtors, or Litigation Trust, as applicable, shall retain all claims and defenses to any Allowed Claims that are Unimpaired

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pursuant to the Plan. A further description of the Litigation Trust Causes of Action shall be filed with the Plan Supplement through the Schedule of Litigation Trust Causes of Action.

2.	Preservation of All Causes of Action Not Expressly Settled or Released

All Causes of Action listed on the Schedule of Litigation Trust Causes of Action or that constitute Post-Effective Date Debtor Causes of Action are reserved for later adjudication by the Litigation Trustee or Post-Effective Date Debtors, as applicable, (including, without limitation, Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the Confirmation or Consummation of this Plan based on the Disclosure Statement, this Plan or the Confirmation Order, except in each case where such Causes of Action have been expressly waived, relinquished, released, compromised or settled in this Plan, the Confirmation Order or any other Final Order, including, without limitation or any other claims or Causes of Action (i) released under Article VIII.C.1 hereof or (ii) exculpated under Article VIII.E hereof to the extent of any such exculpation. In addition, the Debtors, Post-Effective Date Debtors, and Litigation Trustee, as applicable, expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any of the Debtors are a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

R.	Closing the Chapter 11 Cases

The Post-Effective Date Debtors or Litigation Trustee, as applicable, shall, promptly after the full administration of the Chapter 11 Cases, file with the Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Court to close the Chapter 11 Cases; provided that, as of the Effective Date, the Post-Effective Date Debtors or Litigation Trustee may submit separate orders to the Court under certification of counsel previously provided to the U.S. Trustee closing certain individual Chapter 11 Cases and changing the caption of the Chapter 11 Cases accordingly. Nothing in this Plan shall authorize the closing of any case effective as of a date that precedes the date any such order is entered. Any request for such relief shall be made on motion served on the U.S. Trustee, and the Court shall rule on such request after notice and a hearing. Upon the filing of a motion to close the last Chapter 11 Case remaining open, the Litigation Trustee or Post-Effective Date Debtors, as applicable, shall file a final report with respect to all of the Chapter 11 Cases pursuant to Local Rule 3022-1.

S.	Payment of Certain Fees

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or the Post-Effective Date Debtors, as applicable, shall pay the Restructuring Expenses on or about the Effective Date, as provided in the Plan or the RSA, as applicable, subject to the conditions set forth in this Article IV.S and the RSA. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter (to the extent not previously paid

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during the course of the Chapter 11 Cases) without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least two (2) Business Days before the anticipated Effective Date or such later date as permitted by the Debtors; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On or as soon as practicable after the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Post-Effective Date Debtors (as applicable) shall continue to pay pre- and post-Effective Date Restructuring Expenses related to implementation, consummation, and defense of the Plan, whether incurred before, on, or after the Effective Date.

T.	Fiduciary Duties

Nothing in this Plan shall require the Debtors or their board of directors, after consulting with counsel, to take any action or to refrain from taking any action to the extent taking or failing to take such action would be inconsistent with applicable law or their respective fiduciary obligations under applicable Law.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and/or Unexpired Leases

1.	Reorganization Transactions

In the event the Debtors consummate the Reorganization Transactions, on the Effective Date, except as otherwise provided in Article V.F and elsewhere herein, all Executory Contracts and/or Unexpired Leases not otherwise assumed and assigned or rejected will be deemed assumed by the applicable Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) are identified in the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtors pursuant to a Final Order (including, without limitation, the L&A Sale Order, the Non-L&A Sale Order, and the Confirmation Order); (4) are the subject of a motion to reject that is pending on the Effective Date; or (5) have an ordered or requested effective date of rejection that is after the Effective Date.

2.	Non-L&A Sales

In the event that the Debtors do not consummate the Reorganization Transactions, pursuant to the Non-L&A Sales, on the Effective Date, except as otherwise provided in Article V.F and elsewhere herein and the Non-L&A Sale Order, all Executory Contracts and/or Unexpired Leases not otherwise assumed and assigned or rejected will be deemed rejected by the applicable Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) previously expired or terminated pursuant to their own terms; (2) have been previously assumed or rejected by the Debtors pursuant to a Final Order (including,

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without limitation, the L&A Sale Order, the Non-L&A Sale Order, and the Confirmation Order); (3) are the subject of a motion to assume that is pending on the Effective Date; or (4) have an ordered or requested effective date of rejection that is after the Effective Date. Nothing contained in the Plan or the Confirmation Order constitutes or shall be construed as any modification or amendment of the L&A Sale Order or the Non-L&A Sale Order.

3.	General Provisions

Counterparties to any Executory Contracts and/or Unexpired Leases shall be bound by the Cure amounts set forth in any Assumption and Assignment Notice and the Assumption and Assignment Procedures set forth in the Non-L&A Bid Procedures Order. No further notice to any counterparties shall be necessary to effectuate the assumption or assumption and assignment of such Executory Contracts and/or Unexpired Leases. Any counterparty that does not timely object in accordance with the Assumption and Assignment Procedures shall be deemed to have assented to the assumption or assumption and assignment of the applicable Executory Contract or Unexpired Lease.

Such automatic assumption, assumption and assignment, or rejection, as applicable, shall be effective without the need for any further notice to or action, order, or approval of the Court, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than any Executory Contracts and/or Unexpired Leases that: (1) have been previously assumed, assumed and assigned, or rejected pursuant to a Court order (including the L&A Sale Order, the Non-L&A Sale Order, and the Confirmation Order); (2) are the subject of a motion to assume, assume and assign, or reject such Executory Contract or Unexpired Leases (or of a Filed objection with respect to the proposed assumption, assumption and assignment, or rejection of such Executory Contract or Unexpired Leases) that is pending on the Effective Date; or (3) are a contract, release, or other agreement or document entered into in connection with the Plan or Non-L&A Sale. The assumption and assignment or rejection of Executory Contracts and/or Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. Entry of the Confirmation Order shall constitute an order of the Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts and/or Unexpired Leases as set forth in this Plan or the Plan Supplement, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions and assignments or rejections of Executory Contracts and/or Unexpired Leases pursuant to this Plan are effective as of the Effective Date. Any motions to assume Executory Contracts and/or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Debtors.

For any Executory Contracts or Unexpired Leases assumed in furtherance of the Reorganization Transactions, the Debtors shall serve a Cure Notice and resolve any assumption disputes related thereto in accordance with the Assumption and Assignment Procedures.

Any Cure amounts due under an Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment in cash on the Effective Date, by the applicable Post-Effective Date Debtor, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. To the extent an Executory Contract or Unexpired Lease proposed to be assumed is not listed as

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having a related Cure amount, any counterparty to such Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have consented to such assumption and deemed to release any Claim or Cause of Action for any monetary defaults under such Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, subject to satisfaction of the applicable Cure amount, shall result in the full release and satisfaction of any defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under such assumed Executory Contract or Unexpired Lease at any time before the effective date of its assumption. Any Claim set forth in the Schedules or any proofs of claim with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract and/or Unexpired Leases assumed and assigned pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption and assignment of such Executory Contract and/or Unexpired Leases (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract and/or Unexpired Leases or to exercise any other default-related rights with respect thereto.

B.	Claims Based on Rejection of Executory Contracts and/or Unexpired Leases

Unless otherwise provided by a Final Order of the Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts and/or Unexpired Leases, pursuant to this Plan or the Confirmation Order, if any, must be Filed with the Court by the applicable counterparty within thirty (30) days after the later of (1) the date of entry of an order of the Court (including the Confirmation Order) approving such rejection; (2) the effective date of such rejection; or (3) the Effective Date. In the event the Debtors or Post-Effective Date Debtors object to such Claim, the Proof of Claim shall be adjudicated in accordance with the procedures set forth in Article VII hereof.

Any Claims arising from the rejection of an Executory Contract and/or Unexpired Lease not Filed with the Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Estates, or their property without the need for any objection by the Debtors or further notice to, or action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract and/or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts and/or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with the appropriate Class herein.

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C.	Preexisting Obligations to the Debtors Under Executory Contracts and/or Unexpired Leases

Rejection of any Executory Contract and/or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or Post- Effective Date Debtors under such Executory Contracts and/or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors and Post-Effective Date Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts and/or Unexpired Leases.

D.	Insurance Policies

Notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Confirmation Order, any Assumption and Assignment Notice, any other document related to any of the foregoing, or any other order of the Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Court jurisdiction, or requires a party to opt out of any releases):

(a) each of the Debtors’ Insurance Contracts shall be treated as Executory Contracts under this Plan such that on the Effective Date the Debtors shall be deemed to have assumed and assigned the Insurance Contracts in their entirety to the Post-Effective Date Debtors pursuant to sections 105 and 365 of the Bankruptcy Code;

(b) nothing shall alter, amend or otherwise modify the terms and conditions of the Insurance Contracts except that, on and after the Effective Date, the Post-Effective Date Debtors shall become and remain jointly and severally liable in full for all of their and the Debtors’ obligations under the Insurance Contracts, regardless of whether such obligations arise before or after the Effective Date, without the requirement or need for any Insurer to file a Proof of Claim or an Administrative Expense Claim, object to any Cure or Cure Notice, or provide any notice of recoupment;

(c) except as set forth in subpart (a) above, nothing shall permit or otherwise effectuate a sale, assignment or other transfer of any Insurance Contract and/or any rights, benefits, interests, claims, proceeds, rights to payment, or recoveries under and/or relating to any Insurance Contract without the prior express written consent of the applicable Insurer; and

(d) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII.F hereof, if and to the extent applicable, shall be deemed lifted without further order of the Court, solely to permit: (a) claimants with valid direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (b) Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Court: (i) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, (ii) claims where an order has been entered by this Court granting a claimant relief from the automatic stay or

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the injunction set forth in Article VIII.F hereof to proceed with its claim; and (iii) all costs in relation to each of the foregoing; and (c) the Insurers to cancel any Insurance Contracts, and take other actions relating thereto (including effectuating a setoff), to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Insurance Contracts.

E.	Reservation of Rights

Nothing contained in this Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract is in fact an Executory Contract or Unexpired Lease or that any Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory at the time of assumption and assignment or rejection, the Debtors shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract.

F.	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or Post-Effective Date Debtor in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the initial Distribution Date (or if a Claim is not an Allowed Claim on the initial Distribution Date, on the next Distribution Date after such Claim or Interest becomes an Allowed Claim), or as soon as is reasonably practicable thereafter, each Holder of an Allowed Claim shall receive the full amount of the distributions that this Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII. Except as otherwise provided in this Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

Notwithstanding the foregoing, the timing of distribution(s) to Holders of Allowed General Unsecured Claims shall be determined by the Litigation Trustee in its sole discretion.

B.	Disbursing Agent

All Plan Distributions shall be made by the applicable Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Debtors.

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C.	Rights and Powers of Disbursing Agent

1.	Powers of Disbursing Agent

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all Plan Distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Court, to the extent the Disbursing Agent is an Entity other than the Post-Effective Date Debtors, the amount of any reasonable fees and expenses incurred by such Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorneys’ fees and expenses), made by such Disbursing Agent shall be paid in Cash by the Post-Effective Date Debtors or the Litigation Trustee, as applicable.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Record Date for Distribution

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making Plan Distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.	Delivery of Distributions in General

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such Plan Distribution; provided, however, that the manner of such Plan Distribution shall be determined at the discretion of the Post-Effective Date Debtors or Litigation Trustee, as applicable.

3.	Undeliverable Distributions and Unclaimed Property

In the event that any Plan Distribution to any Holder of Allowed Claims is returned as undeliverable, no Plan Distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such Plan Distribution shall be made to such Holder without interest; provided, however, that such Plan Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at

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the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Post-Effective Date Debtors or the Litigation Trust, as applicable, automatically and without need for a further order by the Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims to such property or Interest in property shall be discharged and forever barred.

4.	Surrender of Canceled Instruments or Securities

On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Interest shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any agreement that governs the rights of the Holder of a Claim or Interest or a trustee or agent under such documents, which shall continue in effect for purposes of allowing Holders to receive Plan Distribution under this Plan and maintaining priority of payment, and to preserve any applicable charging Liens and reimbursement and/or indemnification rights, in each case as set forth in the applicable certificates or instruments. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims or Interests that are Unimpaired under this Plan.

E.	Manner of Payment

All distributions of Cash to the Holders of the applicable Allowed Claims or Interests under this Plan shall be made by the Disbursing Agent on behalf of the Debtors. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

F.	Compliance with Tax Requirements

In connection with this Plan, to the extent applicable, the applicable Disbursing Agent and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all Plan Distributions made pursuant to this Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The applicable Disbursing Agent reserves the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

G.	Allocations

Plan Distributions with respect to Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the

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consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

H.	[Intentionally Omitted]

[Intentionally omitted]

I.	Foreign Currency Exchange Rates

Except as otherwise provided in a Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

J.	Setoffs and Recoupments

Except as expressly provided in this Plan, each Post-Effective Date Debtor and the Litigation Trust, as applicable, may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor or the Litigation Trust may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Post-Effective Date Debtor(s) or the Litigation Trust and the Holder of the Allowed Claim; or (2) otherwise adjudicated by the Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Post-Effective Date Debtor or the Litigation Trust or their applicable successor of any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor or Litigation Trust or their applicable successor may possess against the applicable Holder. In no event shall any Holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Post-Effective Date Debtors or Litigation Trustee, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing in accordance with Article XII.G on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K.	Minimum Cash Distributions

The Distribution Agent shall not be required to make any distribution on account of an Allowed Claim that is less than $50; provided that if no distribution is made to a Holder of an Allowed Claim pursuant to this section, the amount of such distribution shall be added to any subsequent distribution(s) to such Holder on account of such Allowed Claim until the distribution such Holder is entitled to is $50 or higher.

L.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

The Debtors, the Post-Effective Date Debtors, or the Litigation Trustee, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to

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be Filed and without any further notice to or action, order, or approval of the Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor, Post-Effective Date Debtor, or the Litigation Trustee. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a Plan Distribution on account of such Claim and receives payment from a party that is not a Debtor, Post-Effective Date Debtor, or the Litigation Trustee on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the Plan Distribution to the applicable Post-Effective Date Debtor or Litigation Trustee, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such Plan Distribution shall result in the Holder owing the applicable Post-Effective Date Debtor or Litigation Trustee annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14) day grace period specified above until the amount is repaid.

2.	Claims Payable by Third Parties

No Plan Distributions shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Contracts until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Contract. To the extent that one or more of the Debtors’ Insurers agrees to pay in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Court.

3.	Applicability of Insurance Contracts

Except as otherwise provided in this Plan, payments to Holders of Claims covered by Insurance Contracts shall be in accordance with the provisions of the applicable Insurance Contract and this Plan. Nothing contained in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Contract, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses, including coverage defenses, held by such Insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims

Except as otherwise set forth in this Plan, after the Effective Date, the Debtors or Litigation Trustee, as applicable, shall have and retain any and all rights and defenses the Debtors had with respect to any Claim immediately before the Effective Date, including the Causes of Action retained pursuant to Article IV.Q. Except as specifically provided in this Plan or an order entered by the Court in the Chapter 11 Cases, no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed in accordance with this Plan.

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B.	Claims Administration Responsibilities

Except as otherwise specifically provided in this Plan, after the Effective Date, the Post- Effective Date Debtors may: (1) File, withdraw, or litigate to judgment, objections to Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises or other payments without any further notice to or action, order, or approval by the Court, in each case, other than with respect to Disputed Claims of Non-Released Parties which shall be handled by the Litigation Trust (at the Litigation Trust’s expense). The Post-Effective Date Debtors, in their discretion, shall only File or litigate to judgment objections to Claims of parties other than the Non-Released Parties that they choose to prosecute and shall otherwise, in accordance with this Article VII.B, have the power and authority to Allow Claims or otherwise settle or compromise any Disputed Claim in their discretion.

C.	Adjustment to Claims Without Objection

Any duplicate Claim or any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Post-Effective Date Debtors without such Post-Effective Date Debtor having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Court.

D.	Time to File Objections to Claims

Except as otherwise set forth herein, any objections to Claims shall be served and Filed by the Claims Objection Deadline. All Claims not objected to by the Claims Objection Deadline shall be deemed Allowed unless such deadline is extended upon approval of the Court.

E.	Disallowance of Claims or Interests

All Claims of any Entity from which property is sought by the Litigation Trustee or Post- Effective Date Debtors, as applicable, under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Litigation Trustee or Post-Effective Date Debtors, as applicable, allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be Disallowed pursuant to section 502(d) of the Bankruptcy Code if: (1) the Entity, on the one hand, and the Post-Effective Date Debtors or Litigation Trustee, as applicable, on the other hand, agree or the Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

Except as provided herein or otherwise agreed to by the Post-Effective Date Debtors in their sole discretion, any and all Claims evidenced by Proofs of Claims Filed after the applicable Bar Date shall be deemed Disallowed as of the Effective Date without any further notice to or action, order, or approval of the Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely-Filed by a Final Order.

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F.	Amendments to Proofs of Claim

On or after the earlier of (1) the Effective Date and (2) the Bar Date, any Proof of Claim on account of: (i) a Non-Lender GUC Claim or (ii) an Interest, may not be Filed or amended without prior authorization of the Court, and any such new or amended Proof of Claim Filed that is not so authorized before it is Filed shall be deemed Disallowed in full without any further action.

G.	No Transfers of Claims After Effective Date

After the Effective Date, no Holder of a Claim may sell, transfer, encumber, pledge or assign all or any part of its Claim unless such Holder and the applicable counterparty acknowledge in writing that any Plan Distribution on account of such Claim shall be paid or distributed by the Disbursing Agent to the Holder of such Claim on the Distribution Date. Any purported sale, transfer, encumbrance, pledge or assignment by a Holder of a Claim in violation of this Article VII.G shall be null and void.

H.	No Distributions Pending Allowance

Notwithstanding any other provision of this Plan, if any portion of a Claim is a Disputed Claim, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim; provided that if only the Allowed amount of an otherwise valid Claim is Disputed, such Claim shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount.

I.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim, satisfying the Allowed amount in full, in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the Plan Distribution to which such Holder is entitled under this Plan as of the Effective Date.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests

Except as otherwise specifically provided in this Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to this Plan, and pursuant to section 1141(d) of the Bankruptcy Code, the distributions, rights, and treatment that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been

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distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted this Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

B.	Release of Liens

Except as otherwise provided in this Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtors or Post-Effective Date Debtors, as applicable, and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Debtors or Post-Effective Date Debtors, as applicable, to evidence the release of such Lien, including the execution, delivery, and Filing or recording of such releases. The presentation or Filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to this Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps reasonably requested by the Debtors or the Post-Effective Date Debtors, as applicable, that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Debtors or Post-Effective Date Debtors, as applicable, shall be entitled to make any such filings or recordings on such Holder’s behalf.

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C.	Release of Claims and Causes of Action

1.	Releases by the Debtors and Their Estates

Under section 1123(b) and any other applicable provisions of the Bankruptcy Code, and except as otherwise expressly provided in this Plan, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, the Debtors and the Post-Effective Date Debtors, in their respective individual capacities and as debtors in possession, and on behalf of themselves and their respective Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected under section 1123(b)(3) of the Bankruptcy Code (collectively, the “Debtor Releasing Parties”) and their respective assets and properties will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Debtor Releasing Parties) (the “Debtor Release”) from any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the Reorganization Transactions, the Non-L&A Bid Procedures, the L&A Bid Procedures, the L&A Sale, the Non-L&A Sales, the Litigation Trust, the L&A Sale Order, the Non-L&A Sale Order, the DIP Documents, the Disclosure Statement, the Plan (including the Plan Supplement), the PSA, and the RSA, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of this Plan, the Disclosure Statement, the Transaction Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale, or rescission of the purchase or sale of any Claim or Interest of the Debtors or the Post-Effective Date Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) or that any Holder of a Claim or Interest or other Entity would have been legally entitled to assert for, or on behalf or in the name of, any Debtor, its respective Estate or any Post-Effective Date Debtor (whether directly or derivatively) against any of the Released Parties; provided, however, that the foregoing provisions of this Debtor Release shall not operate to waive, release or otherwise impair: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Court or any other court of competent jurisdiction; (ii) the rights of such Debtor Releasing Party to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan or assumed under this Plan or assumed under Final Order of the Court; and/or (iii) any retained Causes of

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Action listed on the Schedule of Retained Causes of Action or Schedule of Litigation Trust Causes of Action, respectively.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released under this Debtor Release.

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release set forth in this Article VIII.C, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and their Estates; (4) fair, equitable, and reasonable; and (5) given and made after due notice and opportunity for hearing.

2.	Release by Third Parties

Except as otherwise expressly provided in this Plan, effective as of the Effective Date, to the fullest extent permitted by applicable law, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, and without limiting or otherwise modifying the scope of the Debtor Release provided by the Debtor Releasing Parties above, all other Releasing Parties will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Releasing Parties) (the “Third Party Release”) from any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the Reorganization Transactions, the Non-L&A Bid Procedures, the L&A Bid Procedures, the L&A Sale, the Non-L&A Sales, the Litigation Trust, the L&A Sale Order, the Non-L&A Sale Order, the DIP Documents, the Disclosure Statement, the Plan (including the Plan Supplement), the PSA, and the RSA, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of this Plan, the Disclosure Statement, the Transaction Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale, or rescission of the purchase or sale of any Claim or Interest of the Debtors or the Post-Effective Date Debtors, and/or

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(vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Releasing Party would have been legally entitled to assert (whether individually or collectively); provided, however, that the foregoing provisions of this Third Party Release shall not operate to waive, release or otherwise impair: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Court or any other court of competent jurisdiction; (ii) any of the indebtedness and obligations of the Debtors and/or the Post-Effective Date Debtors incurred under the Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with the Plan or assumed under the Plan or assumed under Final Order of the Court; (iii) the rights of such Releasing Party to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with the Plan or assumed under the Plan or assumed under Final Order of the Court; and/or (iv) any objections with respect to any Professional’s final fee application or Professional Claims in these Chapter 11 Cases.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released under this Third Party Release.

Entry of the Confirmation Order shall constitute the Court’s approval of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Court’s finding that the Third Party Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Third Party Release; (iii) in the best interest of the Debtors and all Holders of Claims and Interests; (iv) fair, equitable and reasonable; and (v) given and made after due notice and opportunity for hearing.

D.	Waiver of Statutory Limitations on Releases

Each of the Releasing Parties in each of the releases contained above expressly acknowledges that although ordinarily a general release may not extend to Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release, which if known by it may have materially affected its settlement with the Released Party. The releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

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E.	Exculpation

To the fullest extent permitted by applicable law, no Exculpated Party will either have or incur any liability to any Person or Entity for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action related to any act or omission in connection with, (i) the Debtors, the Chapter 11 Cases, the Reorganization Transactions, the Non-L&A Bid Procedures, the L&A Bid Procedures, the L&A Sale, the Non-L&A Sales, the Litigation Trust, the L&A Sale Order, the Non-L&A Sale Order, the DIP Documents, the Disclosure Statement, the Plan (including the Plan Supplement), the PSA, the RSA, and any other transaction approved by the Bankruptcy Court in the Chapter 11 Cases, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Exculpated Parties, (iv) the negotiation, formulation or preparation of this Plan, the Disclosure Statement, the Transaction Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale, or rescission of the purchase or sale of any Claim or Interest of the Debtors or the Post-Effective Date Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Person or Entity would have been legally entitled to assert (whether individually or collectively) or that any Holder of a Claim or Interest or other Entity would have been legally entitled to assert for, or on behalf or in the name of, any Debtor, its respective Estate or any Post-Effective Date Debtor (whether directly or derivatively) against any of the Exculpated Parties, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, gross negligence, or willful misconduct, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The foregoing shall not be deemed to release, affect, or limit any post-Effective Date rights or obligations of the Exculpated Parties under the Plan, or any other document, instrument, or agreement executed to implement the Plan (including those set forth in the Plan Supplement).

The Exculpated Parties have, and upon consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of consideration pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

F.	Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES ARE, TO THE FULLEST EXTENT PROVIDED UNDER SECTION 524 AND OTHER APPLICABLE PROVISIONS OF THE BANKRUPTCY

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CODE, PERMANENTLY ENJOINED FROM (I) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY SUIT, ACTION OR OTHER PROCEEDING; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE, OR ORDER; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE; (IV) ASSERTING A SETOFF OR RIGHT OF SUBROGATION OF ANY KIND; OR (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, IN EACH CASE ON ACCOUNT OF OR WITH RESPECT TO ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST, OR REMEDY RELEASED OR TO BE RELEASED, SETTLED OR TO BE SETTLED OR DISCHARGED OR TO BE DISCHARGED UNDER THIS PLAN OR THE CONFIRMATION ORDER AGAINST ANY PERSON OR ENTITY SO RELEASED OR DISCHARGED (OR THE PROPERTY OR ESTATE OF ANY PERSON OR ENTITY SO RELEASED, DISCHARGED). ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES UNDER SECTION 105 OR SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

G.	Binding Nature of the Plan

ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THIS PLAN SHALL BIND, AND SHALL BE DEEMED BINDING UPON, THE DEBTORS, THE POST-EFFECTIVE DATE DEBTORS, ANY AND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, ALL PERSONS AND ENTITIES THAT ARE PARTIES TO OR ARE SUBJECT TO THE SETTLEMENTS, COMPROMISES, RELEASES, DISCHARGES, AND INJUNCTIONS DESCRIBED IN THIS PLAN, EACH PERSON ACQUIRING PROPERTY UNDER THIS PLAN, ANY AND ALL NON-DEBTOR PARTIES TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES WITH THE DEBTORS AND THE RESPECTIVE SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING WHETHER OR NOT SUCH PERSON OR ENTITY (I) WILL RECEIVE OR RETAIN ANY PROPERTY, OR INTEREST IN PROPERTY, UNDER THIS PLAN, OR (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASES.

H.	Protections Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Debtors or Post-Effective Date Debtors, as applicable, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Debtors, the Post-Effective Date Debtors, or another Entity with whom the Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

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I.	Reimbursement or Contribution

If the Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

J.	Gatekeeping Provision

No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors, the Post-Effective Date Debtors, the Litigation Trustee, the Exculpated Parties, or the Released Parties that relates to, or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, a Cause of Action subject to Article VIII.C or Article VIII.E of the Plan without first (a) requesting a determination from the Court, after notice and a hearing, that such Cause of Action represents a colorable claim against a Debtor, Post- Effective Date Debtor, Litigation Trustee, Exculpated Party, or Released Party and is not a Claim that the Debtors released under the Plan, which request must attach the complaint or petition proposed to be filed by the requesting party, and (b) obtaining from the Court specific authorization for such party to bring such Cause of Action against any such Debtor, Post-Effective Date Debtor, Litigation Trustee, Exculpated Party, or Released Party; provided, however, that this Article VIII.J shall not apply to claims covered by an Insurance Contract solely to the extent to allow Insurers to administer, handle, defend and/or pay claims covered by Insurance Contracts in accordance with and subject to the terms and conditions of such Insurance Contracts and/or applicable non-bankruptcy law, provided that the automatic stay of section 362(a) of the Bankruptcy Code and/or the injunctions set forth in Article VIII.F of the Plan, each if and to the extent applicable, have been lifted with respect to such claims. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Court before filing any such amendment in the court where such complaint or petition is pending. The Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THIS PLAN

A.	Conditions Precedent to the Effective Date

The following shall be conditions precedent to the Effective Date (collectively, the “Conditions Precedent”):

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1.	The Court shall have entered the Confirmation Order, which shall be a Final Order or not subject to a stay pending appeal, and shall contain the following provisions (among others):

(a)

authorize the Debtors, Post-Effective Date Debtors, or Litigation Trustee, as applicable, to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with this Plan;

(b)	decree that the provisions of the Confirmation Order and this Plan are non-severable and mutually dependent;

(c)

authorize the Debtors, Post-Effective Date Debtors, or Litigation Trustee, as applicable/necessary, to: (i) implement the Reorganization Transactions or the Non-L&A Sales, as applicable; (ii) make all distributions and issuances as required under this Plan; and (iii) enter into any agreements, transactions, and sales of property as set forth in this Plan;

(d)	authorize the implementation of this Plan in accordance with its terms;

(e)

provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with this Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under this Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax;

(f)	approve the Releases and injunctions set forth in this Plan; and

(g)

authorize the payment into the Professional Claim Reserve Account, on or prior to the Effective Date, of the Professional Claim Reserve Amount, all in accordance with the terms of each Professional’s engagement letter and subject to a hearing on final fee applications, as necessary.

2.

The Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate this Plan; provided that such authorizations are required to be obtained by the Debtors.

3.

The final versions of the Plan Supplement and all of the schedules, documents, annexes, and exhibits contained therein shall have been Filed in a manner consistent in all material respects with this Plan and the RSA.

4.

The Transaction Documents, including the Litigation Trust Agreement, if applicable, shall have been executed by the applicable parties thereto and all conditions precedent to the effectiveness of the applicable Plan Supplement documents shall have been satisfied or waived in accordance with the terms of such Plan Supplement documents.

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5.

In the event the Debtors consummate the Reorganization Transactions, the Prepetition Agent shall have executed the Non-Debtor Guarantor Release, which, for the avoidance of doubt, shall only become effective after the receipt by the Prepetition Agent of all net proceeds from the Reorganization Transactions payable under and in accordance with the Plan.

6.	If applicable, the Reorganization Transactions shall have been executed and remain in full force and effect, and the Debtors shall have received the Net Reorganization Transaction Proceeds.

7.	If applicable, the Debtors shall have consummated each of the Backup Bidder Sales, and the Debtors shall have received the proceeds from such sales.

8.

If applicable, the Debtors shall have consummated each of the Backup Bidder Sales and the Debtors shall have obtained the Prepetition Agent’s consent to effectiveness (which may be in form of an e-mail from counsel).

9.

If applicable, the Debtors and Post-Effective Date Debtors, as applicable, shall have implemented the Reorganization Transactions or the Non-L&A Sales, in a manner consistent with the PSA and the RSA and the Plan.

10.	All Restructuring Expenses invoiced or estimated in accordance with Article IV.S and more than two (2) Business Days before expected Emergence shall have been paid in full.

B.	Waiver of Conditions

The Debtors may waive any one or more of the Conditions Precedent to the Effective Date without notice, leave, or order of the Court or any formal action other than proceeding to confirm or consummate the Plan.

C.	Effect of Failure of Conditions

If Consummation does not occur, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, or Claims against, or Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

D.	Substantial Consummation

“Substantial Consummation” of this Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

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ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN

A.	Modification and Amendments

Except as otherwise specifically provided in this Plan, the Debtors reserve the right to modify this Plan whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in this Plan and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify this Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Court to so alter, amend, or modify this Plan, or remedy any defect or omission, or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of this Plan.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation does not occur, then: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts and/or Unexpired Leases effected under this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

A. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any

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request for payment of any Administrative Expense Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

B. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or this Plan;

C. resolve any matters related to: (1) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cures pursuant to section 365 of the Bankruptcy Code; (2) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed and assigned; and (3) any dispute regarding whether a contract is or was executory or expired;

D. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

E. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

F. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

G. enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with this Plan or the Disclosure Statement, except to the extent that a Plan Supplement document provides for exclusive jurisdiction and venue in another forum;

H. enter and enforce any order for the sale of property pursuant to sections 1123, or 1146(a) of the Bankruptcy Code;

I. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan;

J. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of this Plan;

K. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

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L. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.L hereof;

M. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

N. determine any other matters that may arise in connection with or relate to this Plan, the Plan Supplement, the Disclosure Statement, the N&A Sale Order, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan or the Disclosure Statement, including the PSA, if applicable, except to the extent that any Plan Supplement document provides for exclusive jurisdiction and venue in another forum;

O. enter an order concluding or closing any Chapter 11 Case;

P. adjudicate any and all disputes arising from or relating to distributions under this Plan;

Q. consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any Court order, including the Confirmation Order;

R. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

S. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan, including the PSA, if applicable, and the Transaction Documents, except to the extent that any document provides for exclusive jurisdiction and venue in another forum;

T. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

U. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in this Plan, including under Article VIII hereof;

V. enforce all orders previously entered by the Court; and

W. hear any other matter not inconsistent with the Bankruptcy Code.

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ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan (including the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, and any and all non-Debtor parties to Executory Contracts or Unexpired Leases with the Debtors.

B.	Dissolution of the Creditors’ Committee

On the Effective Date, the Creditors’ Committee will dissolve and the members thereof will be released and discharged from all duties and obligations arising from or related to these Chapter 11 Cases.

C.	Additional Documents

On or before the Effective Date, the Debtors may File with the Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of this Plan. The Debtors, all Holders of Claims or Interests receiving Plan Distributions pursuant to this Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

D.	Payment of Statutory Fees

All fees payable to the U.S. Trustee under 28 U.S.C. § 1930(a)(6) (including interest under 31 U.S.C. § 3717) as of the Confirmation Date will be paid on the Effective Date or as soon as reasonably practicable thereafter. Notwithstanding anything to the contrary in the Plan, such fees are not subject to an allowance procedure under 11 U.S.C. § 503(b), nor is the U.S. Trustee required to file a request for payment of such fees.

Following confirmation, the Debtors, Post-Effective Date Debtors, or Litigation Trust, as applicable shall pay quarterly fees to the U.S. Trustee to the extent, and in the amounts, required by 28 U.S.C. § 1930(a)(6) (including interest under 31 U.S.C. § 3717); provided that if a final decree has not been entered and the Chapter 11 Cases closed solely as a result of the Litigation Trust’s ongoing activities, then such quarterly fees shall be paid by the Litigation Trust. Quarterly fees shall be payable for any case that is reopened. So long as the Debtors, Post-Effective Date Debtors, and/or the Litigation Trust, as applicable, are required to make these payments, the Debtors, Post-Effective Date Debtors, and/or the Litigation Trust, as applicable, shall file with the Court quarterly reports in the form specified by the U.S. Trustee for that purpose.

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E.	Reservation of Rights

Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by any Debtor with respect to this Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Notices

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by electronic email) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by electronic email, when received and telephonically confirmed, addressed as follows:

Debtors	Counsel to the Debtors

Ebix, Inc. 1 Ebix Way Johns Creek, GA 30097 Attention: Amit Garg	Sidley Austin LLP 2021 McKinney Avenue, Ste. 2000 Dallas, TX 75201 Attention: Thomas Califano, Rakhee Patel, and Jeri Leigh Miller

U.S. Trustee	Counsel to the DIP Agent and Prepetition Agent

Office of the United States Trustee Earle Cabell Federal Building 1100 Commerce Street, Rm. 976 Dallas, TX 75242 Attention: Meredyth Kippes and Asher Bublick	Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 Attention: Brian Trust and Sean T. Scott

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Counsel to the Plan Sponsor	Counsel to Creditors’ Committee

Togut, Segal & Segal LLP

One Penn Plaza, Suite 3335

New York, New York 10119

Attention: Frank Oswald and Bryan M.

Kotliar

and

Munsch Hardt Kopf & Harr, P.C.

500 N. Akard Street, Suite 4000

Dallas, TX 75201-6605

Attention: Deborah Perry

McDermott Will & Emery LLP 2501 North Harwood Street, Suite 1900 Dallas, TX, 75201 Attention: Charles Gibbs and Marcus Helt

After the Effective Date, the Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Term of Injunctions or Stays

Unless otherwise provided in this Plan or in the Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Entire Agreement

Except as otherwise indicated, this Plan (including, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

J.	Exhibits and Annexes

All exhibits, annexes, and documents attached hereto or included in the Plan Supplement are incorporated into and are a part of this Plan as if set forth in full in this Plan. After the exhibits, annexes, and documents are Filed, copies of such exhibits, annexes, and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits, annexes, and documents from the Debtors’ restructuring website at https://cases.omniagentsolutions.com/ebix or the Court’s website at www.txnb.uscourts.gov. To the extent any exhibit, annex, or document is inconsistent with the terms of this Plan, unless otherwise ordered by the Court or otherwise specifically provided for in such exhibit, annex, or document, the non-exhibit, non-annex, or non-document portion of this Plan shall control.

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K.	Non-Severability of Plan Provisions

If prior to Confirmation, any term or provision of this Plan is held by the Court to be invalid, void, or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the Debtors’ consent; and (3) non-severable and mutually dependent.

L.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Texas, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of this Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to the Debtors not incorporated in Texas shall be governed by the laws of the state of incorporation or formation of the relevant Debtor.

M.	Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers Filed with the Court prior to the Confirmation Date.

[Remainder of Page Intentionally Left Blank]

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Dated: August 2, 2024	EBIX, INC.
VERTEX, INCORPORATED
P.B. SYSTEMS, INC.
EBIX CONSULTING, INC.
EBIX US, LLC
FACTS SERVICES, INC.
DOCTORS EXCHANGE, INC.
EBIX INTERNATIONAL LLC
AGENCY SOLUTIONS.COM, LLC D/B/A HEALTH CONNECT LLC
CONFIRMNET CORPORATION
A.D.A.M., INC.
EBIX LATIN AMERICA, LLC

/s/ Peter Fitzsimmons
Name: Peter Fitzsimmons
Title: Chief Restructuring Officer

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